                                                                   EXHIBIT 10(b)
                                                                  Execution Copy

================================================================================

                                CREDIT AGREEMENT

                                   dated as of

                                 March 16, 2005

                                      among

                                PERRIGO COMPANY,

                 THE FOREIGN SUBSIDIARY BORROWERS PARTY HERETO,

                            THE LENDERS PARTY HERETO,

                           JPMORGAN CHASE BANK, N.A.,

                            as Administrative Agent,

                                 BANK LEUMI USA,

                              as Syndication Agent,

                                       and

                              BANK OF AMERICA, N.A.
                           STANDARD FEDERAL BANK N.A.

                                       and

                       NATIONAL CITY BANK OF THE MIDWEST,

                             as Documentation Agents

                                   ----------

                          J.P. MORGAN SECURITIES INC.,

                     as Co-Lead Arranger and Sole Bookrunner

                                 BANK LEUMI USA,

                               as Co-Lead Arranger

================================================================================

                                TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----
                                    ARTICLE I

                                   Definitions

SECTION 1.01.   Defined Terms.................................................     1
SECTION 1.02.   Classification of Loans and Borrowings........................    18
SECTION 1.03.   Terms Generally...............................................    18
SECTION 1.04.   Accounting Terms; GAAP; Pro Forma Treatment...................    19
SECTION 1.05.   Foreign Currency Calculations.................................    19
SECTION 1.06.   Redenomination of Certain Foreign Currencies..................    19

                                   ARTICLE II

                                   The Credits

SECTION 2.01.   Commitments...................................................    20
SECTION 2.02.   Loans and Borrowings..........................................    20
SECTION 2.03.   Requests for Revolving or Term Loan Borrowings................    21
SECTION 2.04.   Swingline Loans...............................................    24
SECTION 2.05.   Letters of Credit.............................................    25
SECTION 2.06.   Funding of Borrowings.........................................    29
SECTION 2.07.   Interest Elections............................................    29
SECTION 2.08.   Termination and Reduction/Increases of Commitments............    31
SECTION 2.09.   Repayment of Loans; Evidence of Debt..........................    32
SECTION 2.10.   Prepayment of Loans...........................................    33
SECTION 2.11.   Fees..........................................................    33
SECTION 2.12.   Interest......................................................    34
SECTION 2.13.   Alternate Rate of Interest....................................    35
SECTION 2.14.   Increased Costs...............................................    36
SECTION 2.15.   Break Funding Payments........................................    37
SECTION 2.16.   Taxes.........................................................    37
SECTION 2.17.   Payments Generally; Pro Rata Treatment; Sharing of Set-offs...    38
SECTION 2.18.   Mitigation Obligations; Replacement of Lenders................    40
SECTION 2.19.   Foreign Subsidiary Borrowers..................................    40
SECTION 2.20.   Additional Reserve Costs......................................    41
SECTION 2.21.   Ancillary Facilities..........................................    41
SECTION 2.22.   Guaranties; Collateral........................................    43

                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01.   Organization; Powers..........................................    44
SECTION 3.02.   Authorization; Enforceability.................................    44
SECTION 3.03.   Governmental Approvals; No Conflicts..........................    44
SECTION 3.04.   Financial Condition; No Material Adverse Change...............    44

SECTION 3.05.   Properties....................................................    44
SECTION 3.06.   Litigation and Environmental Matters..........................    45
SECTION 3.07.   Compliance with Laws and Agreements...........................    45
SECTION 3.08.   Investment and Holding Company Status.........................    45
SECTION 3.09.   Taxes.........................................................    45
SECTION 3.10.   ERISA.........................................................    45
SECTION 3.11.   Disclosure....................................................    45
SECTION 3.12.   Use of Advances...............................................    46
SECTION 3.13.   Labor Matters.................................................    46
SECTION 3.14.   Agis Acquisition..............................................    46

                                   ARTICLE IV

                                   Conditions

SECTION 4.01.   Effective Date................................................    46
SECTION 4.02.   Each Credit Event.............................................    47
SECTION 4.03.   Credit Events Relating to Foreign Subsidiary Borrowers........    47

                                    ARTICLE V

                              Affirmative Covenants

SECTION 5.01.   Financial Statements; Ratings Change and Other Information....    48
SECTION 5.02.   Notices of Material Events....................................    49
SECTION 5.03.   Existence; Conduct of Business................................    49
SECTION 5.04.   Payment of Obligations........................................    49
SECTION 5.05.   Maintenance of Properties; Insurance; Accounts................    50
SECTION 5.06.   Books and Records; Inspection Rights..........................    50
SECTION 5.07.   Compliance with Laws..........................................    50
SECTION 5.08.   Use of Proceeds and Letters of Credit.........................    50
SECTION 5.09.   Additional Covenants..........................................    50

                                   ARTICLE VI

                               Negative Covenants

SECTION 6.01.   Indebtedness..................................................    51
SECTION 6.02.   Liens.........................................................    51
SECTION 6.03.   Fundamental Changes...........................................    52
SECTION 6.04.   Investments, Loans, Advances, Guarantees and Acquisitions.....    52
SECTION 6.05.   Swap Agreements...............................................    52
SECTION 6.06.   Restricted Payments...........................................    53
SECTION 6.07.   Transactions with Affiliates..................................    53
SECTION 6.08.   Restrictive Agreements........................................    53
SECTION 6.09.   Disposition of Assets.........................................    53
SECTION 6.10.   Leverage Ratio................................................    54
SECTION 6.11.   Interest Coverage Ratio.......................................    54

                                   ARTICLE VII

                                Events of Default

                Events of Default.............................................    54

                                  ARTICLE VIII

                                   The Agents

SECTION 8.01.   Appointment...................................................    56
SECTION 8.02.   Nature of Duties..............................................    57
SECTION 8.03.   Resignation by the Agents.....................................    57
SECTION 8.04.   Each Agent in its Individual Capacity.........................    57
SECTION 8.05.   Indemnification...............................................    58
SECTION 8.06.   Lack of Reliance on Agents....................................    58
SECTION 8.07.   Designation of Affiliates for Foreign Currency Loans..........    58

                                   ARTICLE IX

                                  Miscellaneous

SECTION 9.01.   Notices.......................................................    58
SECTION 9.02.   Waivers; Amendments...........................................    59
SECTION 9.03.   Expenses; Indemnity; Damage Waiver............................    60
SECTION 9.04.   Successors and Assigns........................................    61
SECTION 9.05.   Survival......................................................    63
SECTION 9.06.   Counterparts; Integration;  Effectiveness.....................    63
SECTION 9.07.   Severability..................................................    63
SECTION 9.08.   Right of Setoff...............................................    64
SECTION 9.09.   Governing Law; Jurisdiction; Consent to Service of Process        64
SECTION 9.10.   WAIVER OF JURY TRIAL..........................................    64
SECTION 9.11.   Headings......................................................    65
SECTION 9.12.   Confidentiality...............................................    65
SECTION 9.13.   Interest Rate Limitation......................................    65
SECTION 9.14.   USA PATRIOT Act...............................................    66
SECTION 9.15.   Conversion of Currencies......................................    66

                                    ARTICLE X

                         Collection Allocation Mechanism

SECTION 10.01.  Implementation of CAM.........................................    66
SECTION 10.02.  Letters of Credit.............................................    67

SCHEDULES:

Schedule 2.01 -- Commitments
Schedule 3.06 -- Disclosed Matters - Litigation and Environmental Matters
Schedule 3.07 -- Disclosed Matters - Compliance with Laws and Agreements
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.04 -- Existing Investments, Loans and Advances
Schedule 6.08 -- Existing Restrictions

EXHIBITS:

Exhibit A -- Form of Assignment and Assumption
Exhibit B -- Foreign Subsidiary Borrower Agreement
Exhibit C -- Foreign Subsidiary Borrower Termination
Exhibit D -- Lender Addition and Acknowledgement Agreement
Exhibit E -- Note
Exhibit F -- Mandatory Cost Rate
Exhibit G-1 -- Form of Opinion of U.S. Borrower's Counsel
Exhibit G-2 -- Form of Opinion of Foreign Subsidiary Borrower's Counsel

          This CREDIT AGREEMENT (this "Agreement"), dated as of March 16, 2005, is among PERRIGO COMPANY, the FOREIGN SUBSIDIARY BORROWERS party hereto, the LENDERS party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, BANK LEUMI USA, as Syndication Agent, and BANK OF AMERICA, N.A., STANDARD FEDERAL BANK N.A. and NATIONAL CITY BANK OF THE MIDWEST, as Documentation Agents.

          The parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the U.S. Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a Person.

          "Adjusted LIBO Rate" means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Administrative Agent" means JPMorgan, in its capacity as administrative agent for the Lenders hereunder.

          "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

          "Advance" means any Loan or any Letter of Credit.

          "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Agents" means the Administrative Agent, the Syndication Agent and the Documentation Agents.

          "Aggregate Ancillary Commitments" means, at any time, the aggregate amount of the Ancillary Commitments of all Lenders at such time.

          "Aggregate Ancillary Facility Exposure" means, at any time, the aggregate amount of the

Ancillary Facility Exposures of all Lenders at such time.

          "Aggregate Commitments" means, at any time, the aggregate amount of the Commitments of all Lenders at such time.

          "Aggregate Revolving Commitments" means, at any time, the aggregate amount of the Revolving Commitments of all Lenders at such time.

          "Aggregate Revolving Credit Exposure" means, at any time, the aggregate amount of the Revolving Credit Exposures of all Lenders at such time.

          "Aggregate Total Revolving Exposure" means, at any time, the sum of the Aggregate Revolving Credit Exposure and the Aggregate Ancillary Facility Exposure at such time.

          "Aggregate Term Loans" means, at any time, the sum of the Term Loans of all Lenders at such time.

          "Agis" means Agis Industries (1983) Ltd., an Israeli public company.

          "Agis Acquisition" means the Acquisition by Israeli Acquisition Co. of 100% of the Equity Interests of Agis on the date one Business Day after the Effective Date pursuant to the Agis Acquisition Documents, and the subsequent merger on the date one Business Day after the Effective Date of Israeli Merger Co. with Agis, with Agis being the survivor.

          "Agis Acquisition Certificate" shall have the meaning assigned to such term in Section 4.01(j).

          "Agis Acquisition Documents" means the Agis Merger Agreement and all other material agreements, documents and instruments executed in connection with the Agis Acquisition.

          "Agis Acquisition Transactions" means the execution, delivery and performance by the Loan Parties of the Agis Acquisition Documents and the Israeli Acquisition Cash Secured Loan Document to which it is a party, the borrowing of the Israeli Acquisition Cash Secured Loan, the use of the proceeds thereof, the Agis Acquisition, and all transactions related thereto.

          "Agis Merger Agreement" means the Agreement and Plan of Merger dated as of November 14, 2004 among the U.S. Borrower, Agis and the Israeli Merger Co.

          "Agreement Currency" shall have the meaning assigned to such term in
Section 9.15(b).

          "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

          "Ancillary Commitment" means, with respect to any Ancillary Lender and Ancillary Facility, the maximum amount that such Ancillary Lender has agreed to make available from time to time during the Availability Period under such Ancillary Facility created pursuant to Section 2.21 by such Ancillary Lender; provided that at no time shall (a) all Ancillary Commitments of such Ancillary Lender and the Revolving Credit Exposure of such Ancillary Lender exceed (b) the Revolving Commitment of such Ancillary Lender.

          "Ancillary Facility" means any facility made available for a Foreign Subsidiary Borrower by a Lender pursuant to Section 2.21.

          "Ancillary Facility Document" means, with respect to any Ancillary Facility, the agreements between the applicable Foreign Subsidiary Borrower and the Ancillary Lender(s) thereunder providing such Ancillary Facility.

          "Ancillary Facility Exposure" means, with respect to any Lender at any time, the Dollar Equivalent of the outstanding principal amount of such Lender's Ancillary Loans at such time.

          "Ancillary Facility Termination Date" shall have the meaning assigned to such term in Section 2.21(e)(i).

          "Ancillary Lender" means, with respect to any Ancillary Facility, the Lender that has made such Ancillary Facility available under Section 2.21.

          "Ancillary Loan" means, at any time, a loan under an Ancillary Facility in respect of which the applicable Ancillary Lender has advanced funds to the Foreign Subsidiary Borrower thereunder.

          "Applicable Adjusted Percentage" means, with respect to any Lender, the percentage of (a) the Aggregate Revolving Commitments minus the Aggregate Ancillary Commitments, represented by (b) such Lender's Revolving Commitment minus such Lender's Ancillary Commitments. If the Revolving Commitments have terminated or expired, the Applicable Adjusted Percentage shall be determined based upon the Revolving Commitments and, to the extent Ancillary Commitments are outstanding at the time of termination or expiration of the Revolving Commitments, Ancillary Commitments most recently in effect, giving effect to any assignments.

          "Applicable Agent" means (a) with respect to a Loan or Borrowing denominated in Dollars or with respect to any payment that does not relate to any Loan or Borrowing, the Administrative Agent and (b) with respect to a Loan or Borrowing denominated in a Foreign Currency, the Administrative Agent or an Affiliate thereof designated pursuant to Section 8.07.

          "Applicable Creditor" shall have the meaning assigned to such term in
Section 9.15(b).

          "Applicable Lending Installation" is defined in Section 2.02(e).

          "Applicable Percentage" means, with respect to any Lender, the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitments. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

          "Applicable Rate" means, for any day, with respect to any Eurocurrency Loan or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Applicable Margin" or "Facility Fee Rate", as the case may be, based upon the Leverage Ratio as of the most recent determination date:

                                              Applicable Margin - LIBO
                                                 Revolving Loans and     Applicable Margin - LIBO
Level    Leverage Ratio   Facility Fee Rate       Letters of Credit            Term Loans
-----   ---------------   -----------------   ------------------------   ------------------------
  1     > or = 2.50:1.0          30.0                 100.0 bps                  130.0 bps
  2          < 2.50:1.0          25.0                  75.0 bps                  100.0 bps
  3          < 2.00:1.0          20.0                  67.5 bps                   87.5 bps
  4          < 1.50:1.0          15.0                  57.5 bps                   72.5 bps
  5          < 1.00:1.0          12.5                  47.5 bps                   60.0 bps
  6          < 0.50:1.0          10.0                  40.0 bps                   50.0 bps

The Applicable Rate shall be determined in accordance with the foregoing table based on the Leverage Ratio as determined in the then most recent quarterly financial statements for the first three Fiscal Quarters of each Fiscal Year and the audited year end financial statements for the last Fiscal Quarter (in each case calculated on a trailing four quarter basis) of the U.S. Borrower. Adjustments, if any, to the Applicable Rate shall be effective five business days after the Administrative Agent is scheduled to receive the applicable financials under Section 5.01(a) or (b) and certificate under Section 5.01(c). If the U.S. Borrower fails to deliver the financials to the Administrative Agent at the time required hereunder, then the Applicable Rate shall be set at Level 1 until five days after such financials are so delivered. Notwithstanding anything herein to the contrary, the Applicable Rate shall be set at Level 4 as of the Effective Date hereof and shall be adjusted for the first time based on the financials for the Fiscal Quarter ending June 25, 2005.

          "Approved Fund" has the meaning assigned to such term in Section 9.04.

          "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in Dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

          "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

          "Available Unused Commitment" means, with respect to a Lender at any time, an amount equal to the amount by which (a) the Revolving Commitment of such Lender at such time exceeds (b) the sum of (x) the Revolving Credit Exposure of such Lender at such time and (y) the Ancillary Commitments (if any) of such Lender at such time.

          "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitments.

          "Bank Leumi" means Bank Leumi USA, and its successors.

          "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

          "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

          "Board of Directors" means: (1) with respect to a corporation, the board of directors of the corporation or such directors or committee serving a similar function; (2) with respect to a limited liability company, the board of managers of the company or such managers or committee serving a similar function; (3) with respect to a partnership, the Board of Directors of the general partner of the partnership; and (4) with respect to any other Person, the managers, directors, trustees, board or committee of such Person or its owners serving a similar function.

          "Borrowers" means the U.S. Borrower and the Foreign Subsidiary Borrowers.

          "Borrowing" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, (b) Ancillary Loans of the same Type, made, converted or continued on the same date and made with respect to the same Ancillary Facility, (c) Term Loans or portions thereof of the same Type made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect or (d) a Swingline Loan.

          "Borrowing Minimum" means (a) in the case of an ABR Borrowing and a Eurocurrency Borrowing denominated in Dollars, $3,000,000, (b) in the case of a Revolving Borrowing denominated in a Foreign Currency, the smallest amount of such Foreign Currency that is a multiple of 1,000,000 units of such Foreign Currency and has a Dollar Equivalent in excess of $3,000,000, (c) in the case of an Ancillary Borrowing, such amount agreed upon in the relevant Ancillary Facility Document, and (d) in the case of a Swingline Borrowing, such amount agreed to by the Swingline Lender and the U.S. Borrower.

          "Borrowing Multiple" means (a) in the case of a Revolving Borrowing denominated in Dollars, $1,000,000, (b) in the case of a Revolving Borrowing denominated in a Foreign Currency, 1,000,000 units of such Foreign Currency, (c) in the case of an Ancillary Borrowing, such amount agreed upon in the relevant Ancillary Facility Document, (d) in the case of a Swingline Borrowing denominated in Dollars, $100,000 or such other amount agreed to by the Swingline Lender, and (e) in the case of a Swingline Borrowing denominated in a Foreign Currency, 100,000 units of such Foreign Currency or such other amount agreed to by the Swingline Lender.

          "Borrowing Request" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

          "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Chicago are authorized or required by law to remain closed; provided that, (i) when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in the currency in which such Eurocurrency Loan is denominated in the London interbank market, and (ii) when used in connection with an Ancillary Loan, the term "Business Day" shall mean any day defined as a Business Day in the relevant Ancillary Facility Document.

          "CAM" means the mechanism for the allocation and exchange of interests in the Loans and participations in Letters of Credit and collections thereunder established under Article X.

          "CAM Exchange" means the exchange of the Lenders' interests provided for in Section 10.01.

          "CAM Exchange Date" means the first date after the Effective Date on which there shall occur (a) any event described in paragraph (h) or (i) of
Article VII with respect to any Borrower or (b) an acceleration of Advances pursuant to Article VII.

          "CAM Percentage" means, as to each Lender, the percentage of the Aggregate Revolving Commitment and Aggregate Term Loans represented by such Lender's Revolving Commitment and Term Loan calculated immediately prior to the CAM Exchange Date. If the Revolving Commitments have terminated or expired, the CAM Percentage shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

          "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Change in Control" means (i) the membership of the U.S. Borrower's Board of Directors changes by more than 50% during any 12-month period, or the number of members on the U.S. Borrower's Board of Directors either increases or decreases by more than 50% during any 12 month period, (ii) any person or group or persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) shall obtain ownership or control in one or more series of transactions of more than 35% of the common Equity Interests or 35% of the voting power of the Equity Interests of the U.S. Borrower entitled to vote in the election of members of the Board of Directors of the U.S. Borrower.

          "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swingline Loans.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" means, collectively, the "Collateral" under and as defined in, and any other assets upon which a Lien has been granted by, any of the Collateral Documents.

          "Collateral Documents" means, collectively, all pledge and security agreements and all other agreements or documents granting or perfecting a Lien in favor of the Administrative Agent for the benefit of the Lenders or otherwise providing support for the Secured Obligations at any time, each in form and substance satisfactory to the Administrative Agent, and as amended or modified from time to time.

          "Commitments" means the Revolving Commitments and the Term Loan Commitments.

          "Consolidated EBIT" means, with reference to any period, the net income (or loss) of the U.S. Borrower and its Subsidiaries for such period, plus, to the extent deducted from revenues in determining such net income, without duplication, (i) Consolidated Interest Expense, (ii) expense for income taxes paid or accrued, (iii) extraordinary non-cash losses incurred other than in the ordinary course of business, and (iv) losses incurred other than in the ordinary course of business that are non-cash, non-operating and non-recurring, minus, to the extent included in such net income, (a) extraordinary non-cash gains realized other than in the ordinary course of business, and (b) gains realized other than in the ordinary course of business that are non-cash, non-operating and non-recurring, all as determined in accordance with GAAP and calculated for the U.S. Borrower and its Subsidiaries on a consolidated basis.

          "Consolidated EBITDA" means, with reference to any period, the Consolidated EBIT for such period, plus, to the extent deducted from revenues in determining such Consolidated EBIT, depreciation and amortization expense, all as determined in accordance with GAAP and calculated for the U.S. Borrower and its Subsidiaries on a consolidated basis.

          "Consolidated Indebtedness" means at any time the Indebtedness of the U.S. Borrower and its Subsidiaries calculated on a consolidated basis.

          "Consolidated Interest Expense" means, with reference to any period, the Interest Expense of the U.S. Borrower and its Subsidiaries calculated on a consolidated basis for such period.

          "Consolidated Total Assets" means, as of any date, the total assets of the U.S. Borrower and the consolidated Subsidiaries, determined in accordance with GAAP, as set forth on the consolidated balance sheet of the U.S. Borrower as of such date.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

          "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Defaulting Lender" means any Lender with respect to which a Lender Default is in effect.

          "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06 and Schedule 3.07.

          "Disqualified Stock" means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part.

          "Documentation Agents" means Bank of America, N.A., Standard Federal Bank N.A. and National City Bank of the Midwest, in their capacity as documentation agents for the Lenders hereunder.

          "Dollars" or "$" refers to lawful money of the United States of America.

          "Dollar Equivalent" means, on any date of determination (a) with respect to any amount in Dollars, such amount, and (b) with respect to any amount in any Foreign Currency, the equivalent in

Dollars of such amount, determined by the Administrative Agent pursuant to
Section 1.05 using the Exchange Rate with respect to such Foreign Currency at the time in effect under the provisions of such Section.

          "Domestic Subsidiary" means any Subsidiary that is not a Foreign Subsidiary.

          "Effective Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

          "EMU Legislation" means the legislative measures of the European Union for the introduction of, changeover to or operation of the euro in one or more member states of the European Union.

          "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

          "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the U.S. Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "Equity Interests " means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the U.S. Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the U.S. Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the U.S. Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the U.S. Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or

(g) the receipt by the U.S. Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the U.S. Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Euro" or "E" means the single currency of the European Union as constituted by the treaty establishing the European Community being the Treaty of Rome, as amended from time to time and as referred to in the EMU Legislation.

          "Eurocurrency", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "Event of Default" has the meaning assigned to such term in Article
VII.

          "Exchange Rate" means on any day, for purposes of determining the Dollar Equivalent of any currency other than Dollars, the rate at which such currency may be exchanged into Dollars at the time of determination on such day on the Reuters Currency pages, if available, for such currency. In the event that such rate does not appear on any Reuters Currency pages, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrowers, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Administrative Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

          "Exchange Rate Date" means, if on such date any outstanding Loan is (or any Loan that has been requested at such time would be) denominated in a currency other than Dollars, each of:

     (a) the last Business Day of each calendar month,

     (b) if an Event of Default has occurred and is continuing, the CAM Exchange Date and any other Business Day designated as an Exchange Rate Date by the Administrative Agent in its sole discretion, and

     (c) each date (with such date to be reasonably determined by the Administrative Agent) that is on or about the date of (i) a Borrowing Request or an Interest Election Request with respect to any Revolving Borrowing or (ii) each request for the issuance, amendment, renewal or extension of any Ancillary Loan, Letter of Credit or Swingline Loan.

          "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the U.S. Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the State of the United States of America or other jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the U.S. Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the U.S. Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.16(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the U.S. Borrower with respect to such withholding tax pursuant to Section 2.16(a).

          "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the U.S. Borrower or other officer acceptable to the Administrative Agent.

          "Fiscal Quarter" means (i) as of the Effective Date, each period of 13 weeks during a Fiscal Year ending on a Saturday (with the first such Fiscal Quarter to commence on the first day of such Fiscal Year) and (ii) upon and after such time, if any, as the Borrower adopts a Fiscal Year as set forth in clause (ii) of the defined term "Fiscal Year", any of the quarterly accounting periods of the U.S. Borrower, ending on such dates of each year elected by the U.S. Borrower, provided that such dates are reasonably acceptable to the Administrative Agent and do not result in the financial covenants in Section
6.10 or 6.11 not being tested for more than three months.

          "Fiscal Year" means a (i) as of the Effective Date, any 52-week or 53-week period beginning on the Sunday nearest to June 30 and ending on the Saturday nearest to the following June 30. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "2005 Fiscal Year") refer to the Fiscal Year ending on the Saturday nearest to the June 30 of such calendar year and (ii) upon the election of the U.S. Borrower, any of the annual accounting periods of the U.S. Borrower ending on any other date of each year elected by the U.S. Borrower, provided that such date is reasonably acceptable to the Administrative Agent and does not result in the financial covenants in
Section 6.10 or 6.11 not being tested for more than three months.

          "Foreign Currency" means (a) with respect to an Ancillary Loan, any currency acceptable to the Administrative Agent that is freely available, freely transferable and freely convertible into Dollars, including the Shekel and the Peso, and agreed to by the Ancillary Lenders making such Ancillary Loan, (b) with respect to any Revolving Loan, Euros, Sterling and any other currency acceptable to the Administrative Agent that is freely available, freely transferable and freely convertible into Dollars and in which dealings in deposits are carried on in the London interbank market, (c) with respect to any Letter of Credit, any currency acceptable to the Administrative Agent that is freely available, freely transferable and freely convertible into Dollars, and agreed to by the Issuing Bank issuing such Letter of Credit, and (d) with respect to any Swingline Foreign Currency Loan, any currency acceptable to the Administrative Agent that is freely available, freely transferable and freely convertible into Dollars, and agreed to by the Swingline Lender.

          "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the U.S. Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "Foreign Subsidiary" means any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.

          "Foreign Subsidiary Borrower" means, at any time, each Foreign Subsidiary that has been designated as a Foreign Subsidiary Borrower by the U.S. Borrower pursuant to Section 2.19, other than a Foreign Subsidiary Borrower that has ceased to be a Foreign Subsidiary Borrower as provided in Section 2.19.

          "Foreign Subsidiary Borrower Agreement" means a Foreign Subsidiary Borrower Agreement substantially in the form of Exhibit B.

          "Foreign Subsidiary Borrower Termination" means a Foreign Subsidiary Borrower Termination substantially in the form of Exhibit C.

          "GAAP" means generally accepted accounting principles in the United States of America (except with respect to businesses outside the United States acquired in Acquisitions for periods prior to the date of the Acquisition).

          "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

          "Guarantor" means each Person required to execute a Guaranty pursuant to Section 2.22

          "Guaranty" means each guaranty or similar agreement executed by any of the Guarantors and Guaranteeing the Obligations, as amended, supplemented or otherwise modified from time to time, and in form and substance satisfactory to the Administrative Agent.

          "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Indebtedness" of any Person means, without duplication, (a) all obligations of such

Person for borrowed money or similar obligations, (b) all obligations of such Person evidenced by bonds, debentures, acceptances, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person,
(e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (k) all Off-Balance Sheet Liabilities of such Person, and (l) all obligations under any Disqualified Stock of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.

          "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of the U.S. Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

          "Information Memorandum" means the Confidential Information Memorandum dated February, 2005 relating to the U.S. Borrower and the Transactions.

          "Interest Coverage Ratio" means, as of the end of any Fiscal Quarter of the U.S. Borrower, the ratio of Consolidated EBIT to Consolidated Interest Expense, as calculated for the four consecutive Fiscal Quarters of the U.S. Borrower then ending.

          "Interest Election Request" means a request by the U.S. Borrower to convert or continue a Borrowing in accordance with Section 2.07.

          "Interest Expense" means, with respect to any person for any period, the gross interest expense of such person for such period on a consolidated basis, including without limitation (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Swap Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense and (iv) commissions, discounts, yield and other fees and charges incurred in connection with the asset securitization or similar transaction which are payable to any person other than the U.S. Borrower or a Wholly-Owned Subsidiary. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by the U.S. Borrower and the Subsidiaries with respect to Swap Agreements.

          "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the 15th day of the month immediately following the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

          "Interest Period" means (a) with respect to any Eurocurrency Revolving Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, such other period requested by a Borrower) thereafter, as a Borrower may elect, and (b) as to any Swingline Foreign Currency Loan, the period commencing on the date of such Loan and ending on the day that is designated in the notice delivered pursuant to Section 2.04 with respect to such Swingline Foreign Currency Loan, which shall not be later than thirty days thereafter; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. Notwithstanding the foregoing, with respect to any Ancillary Loan, Interest Period shall mean any other period of time set forth in the applicable Ancillary Facility Document for such Ancillary Loan.

          "Israeli Acquisition Cash Secured Loan" means the loan in the amount of $400,000,000 made by Bank Hapoalim B.M. to Israeli Acquisition Co. that is
(i) secured by cash deposited by Perrigo International in an amount equal to the principal balance of such loan, (ii) non-recourse to the U.S. Borrower or its Subsidiaries (other than with respect to such cash deposit and to the limited extent described in the Israeli Acquisition Cash Secured Loan Documents delivered to the Lender prior to the Effective Date) and (iii) on other terms and conditions reasonably satisfactory to the Administrative Agent and the Syndication Agent.

          "Israeli Acquisition Cash Secured Loan Documents" means all agreements, documents and instruments executed in connection with Israeli Acquisition Cash Secured Loan.

          "Israeli Acquisition Co." means Perrigo Israel Holdings Ltd., an Israeli company, and a Wholly-Owned Subsidiary of Perrigo International.

          "Israeli Merger Co." means Perrigo Israel Opportunities Ltd., an Israeli company, and a Wholly-Owned Subsidiary of Israeli Acquisition Co.

          "Issuing Bank" means JPMorgan, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in
Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank or another Lender, in which case the term "Issuing Bank" shall include any such Affiliate or other Lender with respect to Letters of Credit issued by such Affiliate or other Lender.

          "JPMorgan" means JPMorgan Chase Bank, N.A., a national banking association, and its successors.

          "Judgment Currency" shall have the meaning assigned to such term in
Section 9.15(b).

          "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

          "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the U.S. Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Adjusted Percentage of the total LC Exposure at such time.

          "Lender Addition and Acknowledgement Agreement" means an agreement in substantially the form of Exhibit D hereto, with such changes thereto as approved by the Administrative Agent.

          "Lender Default" means (i) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing, to acquire participations in a Swingline Loan pursuant to Section 2.04 or to fund its portion of any unreimbursed payment under Section 2.05(e), (ii) a Lender having notified in writing the applicable Borrower and/or the Applicable Agent that it does not intend to comply with its obligations under Section 2.04, 2.05 or 2.06 or (iii) the refusal of an Ancillary Lender to extend credit under an Ancillary Facility other than a refusal in accordance with the terms of the applicable Ancillary Facility Document and the terms hereof.

          "Lenders" means the Persons (including their Applicable Lending Installations) listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term "Lenders" as used herein and in any other Loan Documents, includes without limitation the Swingline Lender and reference to any Lender includes such Lender and its Applicable Lending Installations. As an example, any reference to a Lender's Ancillary Commitments shall mean each Ancillary Commitment in the name of such Lender or such Lender's Applicable Lending Installations.

          "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

          "Leverage Ratio" means, as of the end of any Fiscal Quarter of the U.S. Borrower, the ratio of (a) Consolidated Indebtedness at such time minus the amount of the Israeli Acquisition Cash Secured Loan (to the extent it is secured with cash, provided that any amount thereof that is recourse to the U.S. Borrower or any of its Subsidiaries (other than with respect to such cash deposit) shall be included in Consolidated Indebtedness, with the amount thereof reasonably determined by the Administrative Agent and the Syndication Agent) to
(b) Consolidated EBITDA, as calculated for the four consecutive Fiscal Quarters of the U.S. Borrower then ending.

          "LIBO Rate" means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate per annum determined by the Applicable Agent at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in the currency of such Borrowing (as reflected on the applicable Telerate screen page), for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO Rate" shall be the average (rounded upward, if necessary, to the next 1/100 of 1%) determined by the Applicable Agent of the respective interest rates per annum reported to the Applicable Agent by JPMorgan and each other Lender selected by the Applicable Agent (JPMorgan and each such other Lender, the "Reference Lenders") as the rate at which at which each Reference Lender offers to place deposits in the currency of such Borrowing for such Interest Period to first-class banks in the London interbank market at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period; provided that, with respect to any Ancillary Loan, the LIBO Rate may be any other rate set forth in the applicable Ancillary Facility Document for such Ancillary Loan.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; provided that the filing of financing statements solely with respect to, or other lien or claim solely on, any interest in accounts or notes receivable which are sold or otherwise transferred in a Permitted Securitization Transaction shall not be considered a Lien and any purchase option, call or similar right of a third party with respect to any Equity Interests of the U.S. Borrower are not controlled by this Agreement.

          "Loan Documents" means this Agreement, each Guaranty, each Collateral Document, the Agis Acquisition Certificate, each Ancillary Facility Document and all other instruments, agreements or documents executed in connection herewith at any time.

          "Loan Party" means any Borrower or any Guarantor.

          "Loan Transactions" means the execution, delivery and performance by the Loan Parties of each Loan Document to which it is a party, the borrowing of Loans and the use of the proceeds thereof and the issuance of Letters of Credit hereunder and all transactions related thereto.

          "Loans" means any Term Loan, Ancillary Loan, Swingline Loan or Revolving Loan.

          "Local Time" means (a) with respect to a Loan or Borrowing denominated in Dollars, Chicago time, (b) with respect to a Loan or Borrowing denominated in any Foreign Currency (other than an Ancillary Loan), London time, and (c) with respect to any Ancillary Loan, such time as designated as the local time in the relevant Ancillary Facility Documents.

          "London Administrative Office" means the office of the Administrative Agent in London, England designated by the Administrative Agent from time to time as the London Administrative Office for purposes of this Agreement.

          "Margin Stock" means "margin stock" as defined in Regulations U and X of the Board as from time to time in effect.

          "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the U.S. Borrower and its Subsidiaries taken as a whole, (b) the ability of any Borrower to perform any of its obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

          "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), and/or Swap Agreement Obligations of any one or more of the U.S. Borrower and its Subsidiaries in an aggregate principal amount exceeding the Dollar Equivalent of $15,000,000.

          "Material Non-Guarantor Subsidiaries" means Agis and of all its subsidiaries and all other Subsidiaries that are not Guarantors, excluding any Subsidiaries that are not Guarantors (other than Agis and any of its subsidiaries) that would not constitute a Significant Subsidiary if considered as one Subsidiary,

          "Maturity Date" means March 16, 2010.

          "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Notice of Termination" shall have the meaning assigned to such term in Section 2.21(e)(ii).

          "Obligations" means all unpaid principal of, accrued and unpaid interest and fees and reimbursement obligations on the Advances, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrowers or any of them to the Lenders, the Agents, any indemnified party or any of them arising under the Loan Documents.

          "Off-Balance Sheet Liability" of a Person means (i) any obligation under a sale and leaseback transaction which is not a Capital Lease Obligation,
(ii) any so-called "synthetic lease" or "tax ownership operating lease" transaction entered into by such Person, (iii) the amount of obligations outstanding under the legal documents entered into as part of any asset securitization or similar transaction on any date of determination that would be characterized as principal if such asset securitization or similar transaction (including without limitation any Permitted Securitization Transaction) were structured as a secured lending transaction rather than as a purchase or (iv) any other transaction (excluding operating leases for purposes of this clause
(iv)) which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person; in all of the foregoing cases, notwithstanding anything herein to the contrary, the outstanding amount of any Off-Balance Sheet Liability shall be calculated based on the aggregate outstanding amount of obligations outstanding under the legal documents entered into as part of any such transaction on any date of determination that would be characterized as principal if such transaction were structured as a secured lending transaction, whether or not shown as a liability on a consolidated balance sheet of such Person, in a manner reasonably satisfactory to the Administrative Agent.

          "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

          "Participant" has the meaning set forth in Section 9.04.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

          "Permitted Encumbrances" means:

          (a) Liens imposed by law for taxes, fees, assessments or other governmental charges that are not delinquent or are being contested in compliance with Section 5.04;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

          (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the U.S. Borrower or any Subsidiary; and

          (g) statutory and contractual Liens in favor of landlord on real property leased by the U.S. Borrower or any Subsidiary; provided that, such U.S. Borrower or Subsidiary is current with respect to payment of all rent and other amounts due to such landlord under any lease of such real property, except where the failure to be current in payment would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect.

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

          "Permitted Investments" means:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency or instrumentality thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within two years from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest or second highest credit rating obtainable from S&P or from Moody's;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any Agent or any other commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

          (d) fully collateralized repurchase agreements and reverse repurchase agreements with a term of not more than one year for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

          (e) in the case of any Foreign Subsidiary, (i) marketable direct obligations issued by, or unconditionally guaranteed by, the sovereign nation in which such Foreign Subsidiary is organized and is conducting business or issued by any agency of such sovereign nation and backed by the full faith and credit of such sovereign nation, in each case maturing within one year from the date of acquisition, so long as the indebtedness of such sovereign nation is rated at least A by S&P or A2 by Moody's or carries an equivalent rating from a comparable foreign rating agency or
     (ii) investments of the type and maturity described in clauses (b) through
     (d) above of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies;

          (f) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P or Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000;

          (g) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

          (h) repurchase obligations with a term of not more than 30 days underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (c) above;

          (i) "money market" preferred stock maturing within six months after issuance thereof or municipal bonds in each case issued by a corporation organized under the laws of any state of the United States, which has a rating of "A" or better by S&P or Moody's or the equivalent rating by any other nationally recognized rating agency;

          (j) tax exempt floating rate option tender bonds backed by letters of credit issued by a national or state bank whose long-term unsecured debt has a rating of AA or better by S&P, Aa2 or better by Moody's or the equivalent rating by any other nationally recognized rating agency; and

          (k) shares of any money market mutual fund rated as least AAA or the equivalent thereof by S&P, at least Aaa or the equivalent thereof by Moody's or any other mutual fund at least 95% of whose assets consist of the type specified in clauses (a) through (g) above.

          "Permitted Securitization Transaction" means any asset securitization transaction (i) by a Securitization Entity, (ii) which is a sale or other transfer of an interest in accounts or notes receivable, and (iii) which is otherwise permitted by the terms of this Agreement and any other agreement binding on the U.S. Borrower or any of its Subsidiaries.

          "Perrigo International" means Perrigo International, Inc., a Michigan corporation, and its successors.

          "Perrigo International Cash Secured Loan Guarantee" is defined in
Section 6.01(e)(ii);

          "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Peso" means the Mexican peso, the lawful currency of the United Mexican States.

          "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the U.S. Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan as its prime rate in effect at its principal office in Chicago; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Quotation Day" means, with respect to any Eurocurrency Borrowing or Swingline Foreign Currency Borrowing and any Interest Period, the day on which it is market practice in the relevant interbank market for prime banks to give quotations for deposits in the currency of such Borrowing for delivery on the first day of such Interest Period. If such quotations would normally be given by prime banks on more than one day, the Quotation Day will be the last of such days.

          "Register" has the meaning set forth in Section 9.04.

          "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Reserve Account" shall have the meaning assigned to such term in
Section 10.02(a).

          "Required Lenders" means, at any time, Lenders having Revolving Commitments and Term Loans representing more than 50% of the sum of the Aggregate Revolving Commitment and Aggregate Term Loans at such time. If the Revolving Commitments have terminated or expired, Required Lenders shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments. The Revolving Commitments and Term Loan of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

          "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the U.S. Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the U.S. Borrower or any option, warrant or other right to acquire any such Equity Interests in the U.S. Borrower.

          "Revolving Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to Section 2.08 or 9.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $250,000,000.

          "Revolving Credit Exposure" means, with respect to any Lender at any time, the Dollar Equivalent of the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

          "Revolving Loan" means a loan made pursuant to Section 2.01(a).

          "S&P" means Standard & Poor's.

          "SEC" means the Securities and Exchange Commission or any Governmental Authority succeeding to any or all of the functions of the Securities and Exchange Commission.

          "SEC Documents" means all reports, schedules, forms, statements and other documents filed with the SEC by U.S. Borrower since January 1, 2001 and prior to the date of this Agreement.

          "Secured Obligations" means, collectively, (i) the Obligations, and
(ii) the Swap Agreement Obligations owing to one or more Lenders or their Affiliates.

          "Securitization Entity" means a wholly-owned Subsidiary of the U.S. Borrower that engages in no activities other than Permitted Securitization Transactions and any necessary related activities and owns no assets other than as required for Permitted Securitization Transactions and no portion of the Indebtedness (contingent or otherwise) of which is guaranteed by the U.S. Borrower or any Subsidiary of the U.S. Borrower or is recourse to or obligates the U.S. Borrower or any Subsidiary of the U.S. Borrower in any way, other than pursuant to customary representations, warranties, covenants, indemnities, performance guaranties and other obligations entered into in connection with a Permitted Securitization Transaction.

          "Shekel" means the new Israeli shekel, the lawful currency of the State of Israel.

          "Significant Subsidiary" means any one or more Subsidiaries which, if considered in the aggregate as a single Subsidiary would be a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities Exchange Act of 1934, as amended.

          "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in Dollars of over $100,000 with maturities approximately equal to three months and
(b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Sterling" or "L" means the lawful currency of the United Kingdom of Great Britain and Northern Ireland.

          "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Subsidiary" means any subsidiary of the U.S. Borrower.

          "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the U.S. Borrower or the Subsidiaries shall be a Swap Agreement.

          "Swap Agreement Obligations" means any and all obligations of the U.S. Borrower or any of its Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) owing to any Lender or any of its Affiliates under any and all Swap Agreements.

          "Swingline Dollar Loan" means a Swingline Loan denominated in Dollars.

          "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Adjusted Percentage of the total Swingline Exposure at such time.

          "Swingline Foreign Currency Loan" means a Swingline Loan denominated in a Foreign Currency.

          "Swingline Lender" means JPMorgan, in its capacity as lender of Swingline Loans hereunder and its successors in such capacity. The Swingline Lender may, in its discretion, arrange for one or more Swingline Loans to be made by Affiliates of the Swingline Lender, in which case the term "Swingline Lender" shall include any such Affiliate with respect to Swingline Loans made by such Affiliate.

          "Swingline Loan" means a Loan made pursuant to Section 2.04.

          "Syndication Agent" means Bank Leumi, in its capacity as syndication agent for the Lenders hereunder.

          "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "Term Loan Commitment" means, with respect to each Lender, the commitment of such Lender to make a Term Loan, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Term Loan Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Term Loan Commitment, as applicable. The initial aggregate amount of the Lenders' Term Loan Commitments is $100,000,000.

          "Term Loans" means the term loans extended by the Lenders to the Borrower pursuant to Section 2.01(b) hereof.

          "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., Chicago time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

          "Transactions" means the Loan Transactions and the Agis Acquisition Transactions.

          "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate.

          "U.S. Borrower" means Perrigo Company, a Michigan corporation, and its successors.

          "Wholly-Owned Subsidiary" means, as to any Person, a subsidiary all of the Equity Interests of which (except directors' qualifying Equity Interests) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurocurrency Loan") or by Class and Type (e.g., a "Eurocurrency Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurocurrency Borrowing") or by Class and Type (e.g., a "Eurocurrency Revolving Borrowing").

          SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.04. Accounting Terms; GAAP; Pro Forma Treatment. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the U.S. Borrower notifies the Administrative Agent that the U.S. Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the U.S. Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. For purposes of calculating the Leverage Ratio (as used in Section
6.10 and in determining the Applicable Rate) and the Interest Coverage Ratio, any Acquisition or any sale or other disposition outside the ordinary course of business by the U.S. Borrower or any of the Subsidiaries of any asset or group of related assets in one or a series of related transactions, the net proceeds from which exceed $10,000,000, including the incurrence of any Indebtedness and any related financing or other transactions in connection with any of the foregoing, occurring during the period for which such ratios are calculated shall be deemed to have occurred on the first day of the relevant period for which such ratios were calculated on a pro forma basis acceptable to the Administrative Agent.

          SECTION 1.05. Foreign Currency Calculations. (a) For purposes of determining the Dollar Equivalent of any Advance denominated in a Foreign Currency or any related amount, the Administrative Agent shall determine the Exchange Rate as of the applicable Exchange Rate Date with respect to each Foreign Currency in which any requested or outstanding Advance is denominated and shall apply such Exchange Rates to determine such amount (in each case after giving effect to any Advance to be made or repaid on or prior to the applicable date for such calculation).

     (b) For purposes of any determination under Section 6.01, 6.02, 6.04 or
6.09 or under Article VII, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the currency exchange rates in effect on the date of such determination; provided that no Default shall arise as a result of any limitation set forth in Dollars in Section 6.01 or 6.02 being exceeded solely as a result of changes in currency exchange rates from those rates applicable at the time or times Indebtedness or Liens were initially consummated in reliance on the exceptions under such Sections. For purposes of any determination under
Section 6.04 or 6.09, the amount of each investment, asset disposition or other applicable transaction denominated in a currency other than Dollars shall be translated into Dollars at the currency exchange rate in effect on the date such investment, disposition or other transaction is consummated. Such currency exchange rates shall be determined in good faith by the Borrowers.

          SECTION 1.06. Redenomination of Certain Foreign Currencies. (a) Each obligation of any party to this Agreement to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Effective Date shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London Interbank Market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

     (b) Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and (i) without limiting the liability of any Borrower for any amount due under this Agreement and (ii) without increasing any Commitment of any Lender, all references in this Agreement to minimum amounts (or integral multiples thereof) denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Effective Date shall, immediately upon such adoption, be replaced by references to such minimum amounts (or integral multiples thereof) as shall be specified herein with respect to Borrowings denominated in Euros.

     (c) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro or any other Foreign Currency.

                                   ARTICLE II

                                   The Credits

          SECTION 2.01. Commitments. (a) Revolving Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans denominated in Dollars and Foreign Currencies to the U.S. Borrower and to Foreign Subsidiary Borrowers (other than any Foreign Subsidiary Borrower for which an Ancillary Commitment has been established under Section 2.21) from time to time during the Availability Period in an aggregate principal amount that will not result in any of the following:

          (i) such Lender's Revolving Credit Exposure exceeding (A) such Lender's Revolving Commitment minus (B) such Lender's Ancillary Commitments;

          (ii) (A) the Aggregate Revolving Credit Exposure exceeding (B) the Aggregate Revolving Commitments minus the Aggregate Ancillary Commitments;

          (iii) the Dollar Equivalent of the aggregate amount of all Revolving Loans and Swingline Loans denominated in Foreign Currencies exceeding $40,000,000.

Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

     (b) Term Loan Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make a Term Loan in Dollars to the U.S. Borrower on the Effective Date in an aggregate principal amount equal to such Lender's Term Loan Commitment.

          SECTION 2.02. Loans and Borrowings. (a) Each Revolving Loan and Term Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders, ratably in accordance with their respective Applicable Adjusted Percentages in the case of Revolving Loans and ratably in accordance with their respective Term Loan Commitments in the case of Term Loans, on the date such Loans are made hereunder (or, in the case of Swingline Loans, in accordance with Section 2.04). Each Ancillary Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the applicable Ancillary Lenders with an Ancillary Commitment for such Ancillary Loan ratably in accordance with such Ancillary Commitments on the date of such Ancillary Loans and otherwise in accordance with the applicable Ancillary Facility Document. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and the Ancillary Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

     (b) Subject to Section 2.13, (i) each Revolving Borrowing denominated in Dollars and each Term Loan shall be comprised entirely of ABR Loans or Eurocurrency Loans as the applicable Borrower may request in accordance herewith and (ii) each Revolving Borrowing denominated in a Foreign Currency shall be comprised entirely of Eurocurrency Loans. Each Swingline Borrowing shall bear interest at such rate agreed to between the U.S. Borrower and the Swingline Lender. Each Ancillary Borrowing shall bear interest at such rate agreed to between the applicable Borrower and the applicable Ancillary Lender.

     (c) Each Borrowing shall be in an aggregate amount that is an integral multiple of the applicable Borrowing Multiple and not less than the applicable Borrowing Minimum, provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurocurrency Borrowings outstanding.

     (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

     (e) Notwithstanding any other provision of this Agreement, each Lender at its option may make any ABR Loan or Eurocurrency Loan or provide any Ancillary Facility or Ancillary Loan by causing any domestic or foreign office, branch or Affiliate of such Lender (an "Applicable Lending Installation") to make such Loan that has been designated by such Lender to the Administrative Agent. All terms of this Agreement shall apply to any such Applicable Lending Installation of such Lender and the Loans and any Notes issued hereunder or Ancillary Facility Documents executed in connection herewith shall be deemed held by each Lender for the benefit of any such Applicable Lending Installation. Each Lender may, by written notice to the Administrative Agent and the U.S. Borrower, designate replacement or additional Applicable Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made. Each Lender will promptly notify the U.S. Borrower and the Administrative Agent of any event of which it has actual knowledge occurring after the date hereof which will entitle such Lender to compensation pursuant to this Section
2.14 and will designate a different Applicable Lending Installation if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender or contrary to its policies.

          SECTION 2.03. Requests for Revolving or Term Loan Borrowings. To request a Revolving Borrowing or a Term Loan Borrowing, the applicable Borrower shall notify the Applicable Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing, not later than 2:00 p.m., Local Time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 2:00 p.m., Chicago time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., Chicago time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Applicable Agent of a written Borrowing Request in a form approved by the Applicable Agent and signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrower requesting such Borrowing;

          (ii) in the case of a Revolving Borrowing requested by a Foreign Subsidiary Borrower, the currency (which may be Dollars or a Foreign Currency) in which such Borrowing is to be denominated;

          (iii) the aggregate amount of the requested Borrowing (expressed in Dollars or the applicable Foreign Currency);

          (iv) the date of such Borrowing, which shall be a Business Day;

          (v) in the case of a Borrowing denominated in Dollars, whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

          (vi) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by clause (a) of the definition of the term "Interest Period"; and

          (vii) the location and number of the applicable Borrower's account to which funds are to be disbursed.

     If no election as to the Type of Revolving Borrowing or Term Loan Borrowing is specified, then the requested Revolving Borrowing or Term Loan Borrowing shall be an ABR Borrowing, unless such Revolving Borrowing is denominated in a Foreign Currency, in which case such Revolving Borrowing shall be a Eurocurrency Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Applicable Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing. Requests for Ancillary Loans shall be made in accordance with the applicable Ancillary Facility Document.

          SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender may make Swingline Loans to any Borrower (other than a Borrower under an Ancillary Facility) from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the Dollar Equivalent of the aggregate principal amount of outstanding Swingline Loans exceeding $25,000,000, (ii) the (A) Aggregate Revolving Credit Exposure exceeding (B) the Aggregate Revolving Commitments minus the Aggregate Ancillary Commitments or (iii) the Aggregate Total Revolving Exposure exceeding the Aggregate Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the U.S. Borrower may borrow, prepay and reborrow Swingline Loans.

     (b) To request a Swingline Borrowing, the applicable Borrower shall notify the Applicable Agent of such request by telephone (confirmed in a writing acceptable to the Applicable Agent if requested by the Applicable Agent), not later than 2:00 p.m., Chicago time, on the day of a proposed Swingline Loan in the case of Swingline Loans denominated in Dollars to the U.S. Borrower and not later than 10:00 a.m., Local Time, on the day of any other proposed Swingline Loan. Each such notice shall be irrevocable and shall specify (i) the requested date (which shall be a Business Day), (ii) whether such Swingline Loan is to be denominated in Dollars or a Foreign Currency, (iii) the amount of the requested Swingline Borrowing, and (iv) in the case of a Swingline Borrowing denominated in a Foreign Currency, the Interest Period requested to be applicable thereto, which shall be a period contemplated by clause (b) of the definition of the term "Interest Period". The Applicable Agent shall promptly advise the Swingline Lender of any such notice received from a Borrower. The Swingline Lender and the applicable Borrower shall agree upon the interest rate applicable to such Swingline Loan, provided that if such agreement cannot be reached prior to 2:00 p.m., Chicago time, on the day of a proposed Swingline Loan in the case of Swingline Loans denominated in Dollars to the U.S. Borrower and not later than 10:00 a.m., Local Time, on the day of any other proposed Swingline Loan then such Swingline Loan shall not be made. Any funding of a Swingline Loan by the Swingline Lender shall be made in accordance with Section 2.02(a) on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., Local Time, to the account of the Applicable Agent most recently designated by it for such purpose by notice to the Swingline Lender. The Applicable Agent will make such Swingline Loan available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to the general deposit account of the applicable Borrower with the Applicable Agent (or, in the case of a Swingline Borrowing made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank).

     (c) The Swingline Lender may by written notice given to the Applicable Agent not later than 1:00 p.m., Chicago time (or 11:00 a.m. London time in the case of any Swingline Loan denominated in any Foreign Currency or made to any Foreign Subsidiary Borrower), on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the outstanding Swingline Loans. Such notice shall specify the aggregate amount of such Swingline Loans in which the Lenders will participate, and such amount of Swingline Loans, if denominated in Foreign Currency shall be converted to Dollars and shall bear interest at the Alternate Base Rate. Promptly upon receipt of such notice, the Applicable Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Adjusted Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Applicable Agent, for the account of the Swingline Lender, such Lender's Applicable Adjusted Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its respective obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section
2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Applicable Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Applicable Agent shall notify the applicable Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph (c), and thereafter payments in respect of such Swingline Loan shall be made to the Applicable Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the applicable Borrower (or other party on behalf of such Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Applicable Agent; any such amounts received by the Applicable Agent shall be promptly remitted by the Applicable Agent to the Lenders that shall have made their payments pursuant to this paragraph and to such Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Applicable Agent, as applicable, if and to the extent such payment is required to be refunded to the applicable Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the applicable Borrower of any default in the payment thereof.

          SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the U.S. Borrower may request the issuance of Letters of Credit denominated in Dollars for its own account or the account of a Subsidiary acceptable to the Issuing Bank, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the U.S. Borrower to, or entered into by the U.S. Borrower and a Subsidiary with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

     (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the U.S. Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of

Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the account party thereof (which shall be the U.S. Borrower or a Subsidiary, and if a Subsidiary then the U.S. Borrower and such Subsidiary shall be jointly and severally liable with respect to all Obligations relating to such Letter of Credit), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the U.S. Borrower (and the applicable Subsidiary if such Letter of Credit is to be issued for the account of a Subsidiary) also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the U.S. Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $50,000,000, (ii) the (A) Aggregate Revolving Credit Exposure shall not exceed (B) the Aggregate Revolving Commitments minus the Aggregate Ancillary Commitments and (iii) the sum of the Aggregate Total Revolving Exposure shall not exceed the Aggregate Revolving Commitments.

     (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (provided that any Letter of Credit may provide for additional one year renewals thereof subject to the approval of the Administrative Agent prior to the time of such renewal) and (ii) the date that is five Business Days prior to the Maturity Date.

     (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Adjusted Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Adjusted Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the U.S. Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the U.S. Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the U.S. Borrower and any applicable Subsidiary (if such Letter of Credit was issued for the account of a Subsidiary) shall jointly and severally reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, Local Time, on the date that such LC Disbursement is made, if the U.S. Borrower shall have received notice of such LC Disbursement prior to Local Time, on such date, or, if such notice has not been received by the U.S. Borrower prior to such time on such date, then not later than 12:00 noon, Local Time, on (i) the Business Day that the U.S. Borrower receives such notice, if such notice is received prior to 10:00 a.m., Local Time, on the day of receipt, or (ii) the Business Day immediately following the day that the U.S. Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the U.S. Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the U.S. Borrower's and any applicable Subsidiary's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the U.S. Borrower and any applicable Subsidiary fail to make such payment when due, such amount, if denominated in Foreign Currency shall be converted to Dollars and shall bear interest at the Alternate Base Rate and the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the U.S. Borrower and any applicable Subsidiary in respect thereof and such Lender's Applicable Adjusted Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Adjusted Percentage of the payment then due from the U.S. Borrower and any applicable Subsidiary, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section
2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the U.S. Borrower or any applicable Subsidiary pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the U.S. Borrower and any applicable Subsidiary of their obligation to reimburse such LC Disbursement.

     (f) Obligations Absolute. The U.S. Borrower's and any applicable Subsidiary's obligation to reimburse LC Disbursements as provided in paragraph
(e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or
(iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the U.S. Borrower's or any applicable Subsidiary's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the U.S. Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the U.S. Borrower and any applicable Subsidiary to the extent permitted by applicable law) suffered by the U.S. Borrower and any applicable Subsidiary that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

     (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the U.S. Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the U.S. Borrower and any applicable Subsidiary of their obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

     (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the U.S. Borrower or the applicable Subsidiary shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the U.S. Borrower and or the applicable Subsidiary reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the U.S. Borrower or any applicable Subsidiary fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(e) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

     (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the U.S. Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the U.S. Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

     (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the U.S. Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the U.S. Borrower and any applicable Subsidiary (with respect to any Letters of Credit issued for its account only, jointly and severally with the Borrower) shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the U.S. Borrower or any applicable Subsidiary with respect to any Letters of Credit issued for its account described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the U.S. Borrower and any applicable Subsidiary under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the U.S. Borrower's and any applicable Subsidiary's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the U.S. Borrower and any applicable Subsidiary for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the U.S. Borrower under this Agreement. If the U.S. Borrower and any applicable Subsidiary is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the U.S. Borrower or applicable Subsidiary within three Business Days after all Events of Default have been cured or waived.

     (k) Additional Issuing Banks. From time to time, the Administrative Agent may designate other Lenders (in addition to JPMorgan) that agree (in their sole discretion) to act in such capacity and are satisfactory to the Administrative Agent and the U.S. Borrower as Issuing Banks. Each such additional Issuing Bank shall execute such agreements requested by the Administrative Agent and shall thereafter be an Issuing Bank hereunder for all purposes, provided that any such additional Issuing Bank shall only issue such Letters of Credit as approved by the Administrative Agent.

     (l) Reporting. Unless otherwise requested by the Administrative Agent, each Issuing Bank shall report in writing to the Administrative Agent (i) on the first Business Day of each week and the first Business Day of each Fiscal Quarter, the aggregate face amount of Letters of Credit issued by it and outstanding as of the last Business Day of the preceding week or the preceding Fiscal Quarter, as applicable, (ii) on or prior to each Business Day on which such Issuing Bank expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date of such LC Disbursement and the amount of such LC Disbursement and (iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request.

          SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time, to the account of the Applicable Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section
2.04. The Applicable Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of the applicable Borrower maintained with the Applicable Agent (i) in such location determined by the Administrative Agent, in the case of Loans denominated in Dollars, or (ii) in London, in the case of Loans denominated in a Foreign Currency and designated by the applicable Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans and Swingline Dollar Borrowings made to finance the reimbursement of a LC Disbursement and reimbursements as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

     (b) Unless the Applicable Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Applicable Agent such Lender's share of such Borrowing, the Applicable Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Applicable Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Applicable Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Applicable Agent, at (i) in the case of such Lender,
(x) the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (in the case of a Borrowing denominated in Dollars) or (y) the rate reasonably determined by the Applicable Agent to be the cost to it of funding such amount (in the case of a Borrowing denominated in a Foreign Currency) or
(ii) in the case of the applicable Borrower, the interest rate applicable to ABR Loans (in the case of a Borrowing denominated in Dollars) or the rate reasonably determined by the Applicable Agent to be the cost to it of funding such amount (in the case of a Borrowing denominated in a Foreign Currency). If such Lender pays such amount to the Applicable Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

          SECTION 2.07. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type, in the case of Borrowings denominated in Dollars, or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Foreign Currency Borrowings or Swingline Dollar Borrowings, which may not be converted or continued.

     (b) To make an election pursuant to this Section, the applicable Borrower shall notify the Applicable Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type and denominated in the Foreign Currency resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Applicable Agent of a written Interest Election Request in a form approved by the Applicable Agent and signed by the applicable Borrower.

     (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; provided that the resulting Borrowing is required to be a Eurocurrency Borrowing in the case of a Borrowing denominated in a Foreign Currency; and

          (iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by clause (a) of the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration.

     (d) Promptly following receipt of an Interest Election Request, the Applicable Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender's portion of each resulting Borrowing.

     (e) If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing (unless such Borrowing is denominated in a Foreign Currency, in which case such Borrowing shall be continued as a Eurocurrency Borrowing with an Interest Period of one month's duration commencing on the last day of such Interest Period). Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the applicable Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing, (ii) unless repaid, each Eurocurrency Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, each Eurocurrency Borrowing denominated in a Foreign Currency shall be continued as a Eurocurrency Borrowing with an Interest Period of one month's duration.

          SECTION 2.08. Termination and Reduction/Increases of Commitments. (a) Unless previously terminated, the Revolving Commitments shall terminate on the Maturity Date and the Term Loan Commitments shall terminate at 5:00 p.m., Chicago time, on the Effective Date.

     (b) The U.S. Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $10,000,000 and not less than $10,000,000 and (ii) the U.S. Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the Aggregate Total Revolving Exposure would exceed the Aggregate Revolving Commitments.

     (c) The U.S. Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the U.S. Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the U.S. Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the U.S. Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments.

     (d) Subject to the conditions set forth below, the U.S. Borrower may, upon at least ten (10) days (or such other period of time agreed to between the Administrative Agent and the U.S. Borrower) prior written notice to the Administrative Agent, increase the Aggregate Revolving Commitments from time to time, either by designating a lender not theretofore a Lender to become a Lender (such designation to be effective only with the prior written consent of the Administrative Agent which shall not be unreasonably withheld) or by agreeing with an existing Lender that such Lender's Revolving Commitment shall be increased (thus increasing the Aggregate Revolving Commitments); provided that:

          (i) no Default shall have occurred and be continuing hereunder as of the effective date of such increase;

          (ii) the representations and warranties made by the Borrowers and contained in Article III shall be true and correct on and as of the effective date with the same effect as if made on and as of such date (other than those representations and warranties that by their terms speak as of a particular date, which representations and warranties shall be true and correct as of such particular date);

          (iii) the amount of such increase in the Aggregate Revolving Commitments shall not be less than $10,000,000, and shall not cause the Aggregate Revolving Commitments to exceed $325,000,000;

          (iv) The Borrowers and the Lender or lender not theretofore a Lender, shall execute and deliver to the Administrative Agent, a Lender Addition and Acknowledgement Agreement, in form and substance satisfactory to the Administrative Agent and acknowledged by the Administrative Agent and each Borrower;

          (v) no existing Lender shall be obligated in any way to increase its Revolving Commitment;

          (vi) the Administrative Agent shall consent (which consent shall not be unreasonably withheld) to such increase and the U.S. Borrower shall have complied with such other conditions in connection with such increase as may be required by the Administrative Agent.

     (e) Upon the execution, delivery, acceptance and recording of the Lender Addition and Acknowledgement Agreement, from and after the effective date specified in a Lender Addition and Acknowledgement Agreement, such existing Lender shall have a Revolving Commitment as therein set forth or such other Lender shall become a Lender with a Revolving Commitment as therein set forth and all the rights and obligations of a Lender with such a Revolving Commitment hereunder.

     (f) Upon its receipt of a Lender Addition and Acknowledgement Agreement together with any note or notes, if requested, subject to such addition and assumption and the written consent to such addition and assumption, the Administrative Agent shall, if such Lender Addition and Acknowledgement Agreement has been completed and the other conditions described in this Section
2.08 have been satisfied:

          (i) accept such Lender Addition and Acknowledgement Agreement;

          (ii) record the information contained therein in the Register; and

          (iii) give prompt notice thereof to the Lenders and the U.S. Borrower and deliver to the Lenders a schedule reflecting the new Commitments.

          SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The U.S. Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan on the Maturity Date and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the date 30 days after such Swingline Loan is made or such earlier date agreed to between the U.S. Borrower and the Swingline Lender. Each Foreign Subsidiary Borrower hereby unconditionally promises to pay to the Applicable Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan and Ancillary Loan to such Foreign Subsidiary Borrower on the Maturity Date.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (c) Each Applicable Agent shall maintain accounts in which it shall record
(i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) any amount received by such Applicable Agent hereunder for the account of the Lenders and each Lender's share thereof.

     (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or an Applicable Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

     (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in the form of Exhibit E hereto or such other form approved by the Applicable Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.10. Prepayment of Loans. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

     (b) The applicable Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Revolving Borrowing, not later than 2:00 p.m., Local time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 2:00 p.m., Local time, one Business Day before the date of prepayment, (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, Local time, on the date of prepayment or (iv) in the case of prepayment of an Ancillary Loan, as specified in the applicable Ancillary Facility Document. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with
Section 2.08. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

     (c) In the event and on such occasion that (i) (A) the sum of (1) the Aggregate Revolving Credit Exposure and (2) the Aggregate Ancillary Commitments exceeds (B) (x) 105% of the Aggregate Revolving Commitments solely as a result of currency fluctuations or (y) the Aggregate Revolving Commitments (other than as a result of currency fluctuations), the Borrowers shall prepay Aggregate Revolving Credit Exposure owing by such Borrowers, or reduce Aggregate Ancillary Commitments, in an aggregate amount equal to the amount by which (A) the sum of
(1) the Aggregate Revolving Credit Exposure and (2) the Aggregate Ancillary Commitments exceeds the Aggregate Revolving Commitments.

          SECTION 2.11. Fees. (a) The U.S. Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Revolving Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure or Ancillary Facility Exposure after its Revolving Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure and Ancillary Facility Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure or Ancillary Facility Exposure. Accrued facility fees shall be payable in arrears on the 15th day of the month immediately following the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (b) The U.S. Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the U.S. Borrower and the Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the 15th day of the month immediately following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (c) The U.S. Borrower agrees to pay to the Administrative Agent and to the Syndication Agent, for their own account, fees payable in the amounts and at the times separately agreed upon between the U.S. Borrower and the Administrative Agent and between the U.S. Borrower and the Syndication Agent.

     (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

          SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate.

     (b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

     (c) Each Swingline Loan shall bear interest as determined in Section 2.04.

     (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due (after the expiration of any applicable grace or cure period), whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to
(i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

     (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

     (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest on Borrowings denominated in Sterling shall be computed on the basis of a year of 365 days, (ii) interest on Borrowings denominated in any other Foreign Currency for which it is required by applicable law or customary to compute interest on the basis of a year of 365 days or, if required by applicable law or customary, 366 days in a leap year, shall be computed on such basis, and (iii) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the

Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing denominated in any currency:

     (a) the Applicable Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

     (b) the Applicable Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Applicable Agent shall give notice thereof to the Borrowers and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Applicable Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing denominated in such currency shall be ineffective and such Borrowing shall be converted to or continued as on the last day of the Interest Period applicable thereto (A) if such Borrowing is denominated in Dollars, an ABR Borrowing or (B) if such Borrowing is denominated in a Foreign Currency, as a Borrowing bearing interest at such rate as the Administrative Agent determines adequately reflects the costs to the Lenders of making or maintaining such Borrowing, and (ii) if any Borrowing Request requests a Eurocurrency Borrowing in such currency, such Borrowing shall be made as an ABR Borrowing (if such Borrowing is requested to be made in Dollars) or shall be made as a Borrowing bearing interest at such rate as the Administrative Agent determines adequately reflects the costs to the Lenders of making or maintaining such Borrowing.

          SECTION 2.14. Increased Costs. (a) If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

          (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or any Advance made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the applicable Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

     (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the applicable Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

     (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the U.S. Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

     (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the U.S. Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the U.S. Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith), or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the U.S. Borrower pursuant to Section 2.18, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          SECTION 2.16. Taxes. (a) Any and all payments by or on account of any obligation of any Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, each Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) Each Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the U.S. Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the U.S. Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the U.S. Borrower as will permit such payments to be made without withholding or at a reduced rate.

     (f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.16 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Borrower or any other Person.

          SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Unless otherwise specified, each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15, 2.16 or 2.20, or otherwise) prior to 1:00 p.m., Local Time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Applicable Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Applicable Agent to the applicable account designated to the U.S. Borrower by each Applicable Agent, except payments to be made directly to the applicable Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16, 2.20 and 9.05 shall be made directly to the persons entitled thereto. The Applicable Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of (i) principal or interest in respect of any Loan shall be made in the currency in which such Loan is denominated,
(ii) reimbursement obligations shall be made in the currency in which the Letter of Credit in respect of which such reimbursement obligation exists is denominated or (iii) any other amount due hereunder or under another Loan Document (other than an Ancillary Facility Document) shall be made in Dollars. Any payment required to be made by an Applicable Agent hereunder shall be deemed to have been made by the time required if such Applicable Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by such Applicable Agent to make such payment.

     (b) If at any time insufficient funds are received by and available to the Applicable Agent from any Borrower to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due from such Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

     (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Ancillary Loans, Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Ancillary Loans, Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Ancillary Loans, Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Ancillary Loans, Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans; provided that
(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (c) shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to such Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph (c) shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

     (d) Unless the Applicable Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Applicable Agent for the account of the Lenders or the applicable Issuing Bank hereunder that such Borrower will not make such payment, the Applicable Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as applicable, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as applicable, severally agrees to repay to the Applicable Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at (i) the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (in the case of an amount denominated in Dollars) and
(ii) the rate reasonably determined by the Applicable Agent to be the cost to it of funding such amount (in the case of an amount denominated in a Foreign Currency).

     (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.17(d) or 9.03(c), then the Applicable Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Applicable Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

     (b) If any Lender requests compensation under Section 2.14, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then such Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Borrower shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or such Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling such Borrower to require such assignment and delegation cease to apply.

          SECTION 2.19. Foreign Subsidiary Borrowers. On or after the Effective Date, the U.S. Borrower may designate any Foreign Subsidiary that is a Wholly-Owned Subsidiary as a Foreign Subsidiary Borrower by delivery to the Administrative Agent of a Foreign Subsidiary Borrower Agreement executed by such Foreign Subsidiary and the U.S. Borrower. Each such designation shall specify whether such Foreign Subsidiary shall be entitled (i) to obtain Revolving Loans and/or (ii) to request the creation of Ancillary Facilities under Section 2.21, and each such designation shall be subject to the consent of the Administrative Agent (which consent shall not unreasonably be withheld). Upon the execution by the U.S. Borrower and delivery to the Administrative Agent of a Foreign Subsidiary Borrower Termination with respect to any Foreign Subsidiary Borrower, such Foreign Subsidiary shall cease to be a Foreign Subsidiary Borrower and a party to this Agreement; provided that no Foreign Subsidiary Borrower Termination will become effective as to any Foreign Subsidiary Borrower (other than to terminate such Foreign Subsidiary Borrower's right to make further Borrowings under this Agreement) at a time when any principal of or interest on any Loan to such Foreign Subsidiary Borrower shall be outstanding hereunder or any Ancillary Facility under which Ancillary Loans may be made available to such Foreign Subsidiary Borrower has not been previously terminated. Promptly following receipt of any Foreign Subsidiary Borrower Agreement or Foreign Subsidiary Borrower Termination, the Administrative Agent shall send a copy thereof to each Lender.

          SECTION 2.20. Additional Reserve Costs. (a) For so long as any Lender is required to make special deposits with the Bank of England or comply with reserve assets, liquidity, cash margin or other requirements of the Bank of England, to maintain reserve asset ratios or to pay fees, in each case in respect of such Lender's Eurocurrency Loans or Swingline Foreign Currency Loans, such Lender shall be entitled to require the applicable Borrower to pay, contemporaneously with each payment of interest on each of such Loans, additional interest on such Loan at a rate per annum equal to the Mandatory Costs Rate calculated in accordance with the formula and in the manner set forth in Exhibit F hereto.

     (b) For so long as any Lender is required to comply with reserve assets, liquidity, cash margin or other requirements of any monetary or other authority (including any such requirement imposed by the European Central Bank or the European System of Central Banks, but excluding requirements reflected in the Statutory Reserves or the Mandatory Costs Rate) in respect of any of such Lender's Eurocurrency Loans and Swingline Foreign Currency Loans, such Lender shall be entitled to require the applicable Borrower to pay, contemporaneously with each payment of interest on each of such Lender's Loans subject to such requirements, additional interest on such Loan at a rate per annum specified by such Lender to be the cost to such Lender of complying with such requirements in relation to such Loan.

     (c) Any additional interest owed pursuant to paragraph (a) or (b) above shall be determined by the applicable Lender, which determination shall be conclusive absent manifest error, and notified to the applicable Borrower (with a copy to the Administrative Agent) at least five Business Days before each date on which interest is payable for the applicable Loan, and such additional interest so notified to the applicable Borrower by such Lender shall be payable to the Administrative Agent for the account of such Lender on each date on which interest is payable for such Loan.

          SECTION 2.21. Ancillary Facilities. (a) General. If a Foreign Subsidiary Borrower and a Lender or Lenders agree, subject to (i) compliance with the requirements set forth in this Section 2.21 and (ii) such Foreign Subsidiary Borrower having complied with Sections 2.19 and 4.03, such Lenders shall be permitted to provide an Ancillary Facility to such Foreign Subsidiary Borrower. The Aggregate Ancillary Commitments shall not at any time exceed $40,000,000.

     (b) Creation of Ancillary Facilities. To request the creation of an Ancillary Facility, a Foreign Subsidiary Borrower shall deliver to the Administrative Agent not later than 10 Business Days (or such shorter period agreed to by the Administrative Agent) prior to the first date on which such Ancillary Facility is proposed to be made available:

          (i) notice in writing specifying:

               (A) the Foreign Subsidiary Borrower to which extensions of credit will be made available thereunder;

               (B) the first date on which such Ancillary Facility shall be made available and the expiration date of such Ancillary Facility (which shall be no later than the Maturity Date);

               (C) the type of Ancillary Facility being provided;

               (D) the identity of the Ancillary Lender(s) (which shall be reasonably acceptable to the Administrative Agent); and

               (E) the amount of the Ancillary Commitment with respect to such Ancillary Facility (which shall be expressed in Dollars and shall not (x) exceed the Available Unused Commitment of each such Ancillary Lender on the first date on which such Ancillary Facility shall be made available or (y) when combined with all Ancillary Commitments of the Ancillary Lenders, exceed $40,000,000) and the Foreign Currencies in which such Ancillary Facilities shall be made available.

          (ii) a copy of the Ancillary Facility Document with respect to such Ancillary Facility (which shall be reasonably acceptable to the Administrative Agent), together with a certificate of a Financial Officer certifying that the terms of such Ancillary Facility satisfy the requirements set forth in clauses (i)(B) and (i)(E) above and in paragraph
     (d) of this Section; and

          (iii) such other information that the Administrative Agent may reasonably request in connection with such Ancillary Facility.

The Administrative Agent shall give notice to each Lender of such matters.

     (c) Amendment of Ancillary Facilities. To request an amendment of an Ancillary Facility, the applicable Foreign Subsidiary Borrower shall deliver to the Administrative Agent, not later than five Business Days (or such shorter period agreed to by the Administrative Agent) prior to the effective date of such amendment, (i) a notice in writing (A) identifying the Ancillary Facility to be amended, (B) the effective date of such amendment and (C) the documentation relating to such proposed amendment (which shall be reasonably satisfactory to the Administrative Agent) and (ii) a certificate of a Financial Officer certifying that the terms of such Ancillary Facility, after giving effect to such proposed amendment, satisfy the requirements set forth in clauses
(i)(B) and (i)(E) of paragraph (b) of this Section and in paragraph (d) of this Section. The Administrative Agent shall give notice to each Lender of such matters.

     (d) Terms of Ancillary Facility. Each Ancillary Facility shall contain terms and conditions acceptable to the applicable Ancillary Lenders and the applicable Foreign Subsidiary Borrower thereunder; provided that such terms shall at all times: (i) be based upon normal commercial terms at the time of the creation of such Ancillary Facility pursuant to paragraph (b) of this Section;
(ii) permit extensions of credit thereunder to be made only to such Foreign Subsidiary Borrower; (iii) provide that the Ancillary Commitment of the applicable Ancillary Lenders under such Ancillary Facility shall not exceed such Ancillary Lender's Available Unused Commitment and that, in the event and on such occasion that such Ancillary Commitment exceeds such Available Unused Commitment, such Ancillary Commitment shall be automatically reduced by the amount of such excess; (iv) provide that the Ancillary Commitment under such Ancillary Facility be canceled, and that all extensions of credit under such Ancillary Facility be repaid, not later than the Maturity Date; (v) provide that the conditions set forth in Article IV shall be conditions to each extension of credit under such Ancillary Facility; and (vi) not provide for the payment of commitment fees in respect of the Ancillary Commitment for such Ancillary Facility.

     (e) Termination and Demand for Repayment.

          (i) Any Ancillary Facility shall be permitted to be terminated by the applicable Ancillary Lenders in accordance with the terms of such Ancillary Facility and, upon the effective date of such termination (an "Ancillary Facility Termination Date"), all Ancillary Loans under such Ancillary Facility shall be repaid in full.

          (ii) Notwithstanding anything to the contrary set forth in the Ancillary Facility Document relating to the Ancillary Facility to be terminated, the Ancillary Lenders seeking to terminate an Ancillary Facility shall deliver to the Applicable Agent, with a copy to the applicable Foreign Subsidiary Borrower, a written notice of termination (a "Notice of Termination") not later than ten Business Days prior to the Ancillary Facility Termination Date specified in such Notice of Termination for such Ancillary Facility. Each such Notice of Termination shall specify:

               (A) the names of the applicable Foreign Subsidiary Borrower and Ancillary Lenders;

               (B) the aggregate amount of Ancillary Loans under the applicable Ancillary Facility (which shall not exceed the Ancillary Commitment in respect of such Ancillary Facility); and

               (C) the applicable Ancillary Facility Termination Date.

     (f) Cancellation by Foreign Subsidiary Borrower. The Foreign Subsidiary Borrower to which an Ancillary Facility has been made available shall be permitted at any time to request the cancellation of all or a portion of such Ancillary Facility by delivery of a notice in writing to the Administrative Agent and the applicable Ancillary Lenders, specifying the Ancillary Facility to be canceled and the proposed cancellation date. Such notice shall be delivered not less than five Business Days prior to the proposed cancellation date. Such cancellation shall be effective as of the proposed cancellation date unless the Ancillary Facility Exposure under such Ancillary Facility has not been reduced to zero as of such date.

     (g) Additional Information. Each Ancillary Lender shall report in writing to the Administrative Agent (i) on the last Business Day of each month and of each Fiscal Quarter of the U.S. Borrower the Ancillary Facility Exposure for the last day of the month or Fiscal Quarter then ending, as the case may be for each Ancillary Facility under which it is an Ancillary Lender and (ii) on any other Business Day requested by the Administrative Agent, the Ancillary Facility Exposure for such day for each Ancillary Facility under which it is an Ancillary Lender. In addition, each Foreign Subsidiary Borrower to which an Ancillary Facility has been made available and each Ancillary Lender shall, upon request by the Administrative Agent, promptly supply the Administrative Agent with any information relating to the operation of such Ancillary Facility (including the Ancillary Facility Exposure) as the Administrative Agent may reasonably request.

     (h) Conflict with Loan Documents. In the event of any conflict between the terms of an Ancillary Facility Document and any other Loan Document (other than an Ancillary Facility Document), the terms of such other Loan Document shall govern.

     (i) Termination and Expiration of Ancillary Commitments. On each date on which an Ancillary Facility expires, is terminated or is canceled (in whole or in part), the Available Unused Commitment of the Ancillary Lender under such Ancillary Facility shall be increased by an amount equal to the portion of such Ancillary Facility that has expired or been canceled, unless the Commitments shall have been previously terminated.

          SECTION 2.22. Guaranties; Collateral. (a) To guarantee or secure, as the case may be, the payment when due of the Secured Obligations, the U.S. Borrower shall cause each of the following to execute and deliver Guaranties to the Administrative Agent: (i) All Domestic Subsidiaries of the Company will Guarantee all Secured Obligations; (ii) if it will not result in a material tax consequence (as reasonably agreed upon by the U.S. Borrower and the Administrative Agent), all Foreign Subsidiaries will Guarantee all Secured Obligations to the extent they are legally permitted to do so; (iii) the U.S. Borrower will Guarantee all Secured Obligations of the Foreign Subsidiary Borrowers; and (iv) all subsidiary and parent companies of any Foreign Subsidiary Borrower organized in the jurisdiction of such Foreign Subsidiary Borrower will Guarantee all Secured Obligations of such Foreign Subsidiary Borrower to the extent they are legally permitted to do so and such guarantee will not result in a material adverse tax consequence (as reasonably agreed upon by the U.S. Borrower and the Administrative Agent). Notwithstanding the foregoing, Securitization Entities shall not be required to be Guarantors.

     (b) If any Foreign Subsidiaries could not execute a Guaranty for all Secured Obligations because that Guaranty would result in a material adverse tax consequence (as reasonably agreed upon by the U.S. Borrower and the Administrative Agent), then the Administrative Agent and the Syndication Agent reserve the right (i) to require that 65% (or such greater amount that may be pledged without a material adverse tax consequence) of the Equity Interests of such Foreign Subsidiaries that are owned directly by the U.S Borrower or a Domestic Subsidiary be pledged pursuant to Collateral Documents satisfactory to the Administrative Agent and (ii) to require that 65% (or such greater amount that may be pledged without a material adverse tax consequence, as reasonably agreed upon by the U.S. Borrower and the Administrative Agent) of the Equity Interests of any other such Foreign Subsidiary be pledged pursuant to Collateral Documents satisfactory to the Administrative Agent to the extent such pledge is legally permitted and such pledge will not result in a material tax consequence (as reasonably agreed upon by the U.S. Borrower and the Administrative Agent).

     (c) Notwithstanding the foregoing, the U.S. Borrower shall not be obligated to cause certain Subsidiaries to deliver the Guaranties required under Section 2.22(a) above or cause the pledge of the Equity Interests of certain Foreign Subsidiaries required under Section 2.22(b) to the extent that all such Subsidiaries that have not delivered the Guaranties required under Section 2.22(a) above and all such Foreign Subsidiaries that are required to have their Equity Interests pledged under Section 2.22(b) have not had 65% or more of their Equity Interests pledged under Section 2.22(b) would not constitute a Significant Subsidiary if considered as one Subsidiary. In making such determination under this Section 2.22(c), the assets or income of any Subsidiary shall be determined using the consolidated assets and income of such Subsidiary and its subsidiaries. It is acknowledged that as of the Effective Date Agis and the subsidiaries of Agis are not required to be Guarantors or have 65% or more of their Equity Interests pledged because it would result in a material tax consequence, but 65% of the Equity Interests of Israeli Acquisition Co. may be pledged without a material tax consequence.

     (d) Each of the Borrowers agrees that it will promptly notify the Administrative Agent if any additional Guaranties or pledges of the Equity Interests of Foreign Subsidiaries are required at any time by the terms of Sections 2.22(a), (b) and (c) above (whether due to the formation or acquisition of any Subsidiary, any increase in the assets or income of any Subsidiary or due to any other reason that would require additional Guaranties or pledges of the Equity Interests of Foreign Subsidiaries under the terms of Sections 2.22(a), (b) and (c) above). Each of the Borrowers agrees that it will and will promptly cause each such Subsidiary to execute and deliver, promptly upon the request of the Administrative Agent, such additional Guaranties or Collateral Documents and other agreements, documents and instruments, each in form and substance satisfactory to the Administrative Agent, sufficient to grant to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, the Guaranties and Liens required by this Agreement and the Collateral Documents. Each Borrower shall deliver, and cause each such Subsidiary to deliver, to the Administrative Agent all such certificates, legal opinions, share certificates and stock powers, lien searches, organizational and other charter documents, resolutions and other documents and agreements as the Administrative Agent may request in connection therewith.

     (e) Notwithstanding the foregoing, and provided that the Guaranty of L. Perrigo Company, Perrigo Company of South Carolina, Inc., Perrigo Pharmaceuticals Company, Perrigo International, Inc. and Perrigo International Holdings, Inc. and a pledge of 65% of the Equity Interests of Israeli Acquisition Co. and all agreements and documents in connection therewith required by the Agents are delivered on or before the Effective Date, the U.S. Borrower shall not be required to comply with this Section 2.22 with respect to any other Subsidiary in existence on the Effective Date prior to 30 days after the Effective Date.

                                   ARTICLE III

                         Representations and Warranties

          In order to induce the Lenders and the Administrative Agent to enter into this Agreement, each Borrower represents and warrants to each Lender and the Administrative Agent, that the following statements are true, correct and complete (it being understood and agreed that the representations and warranties made on the Effective Date are deemed to be made concurrently with, and giving effect to, the consummation of the Agis Acquisition and the other Transactions):

          SECTION 3.01. Organization; Powers. Each of the U.S. Borrower and its Subsidiaries is duly organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          SECTION 3.02. Authorization; Enforceability. The Transactions are within each Loan Party's corporate powers and have been duly authorized by all necessary corporate, stockholder, shareholder and other action. Each Loan Document has been duly executed and delivered by each Loan Party party thereto and assuming due execution and delivery by all parties other than the Loan Parties, constitutes a legal, valid and binding obligation of each Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, including without limitation those items described in Section 2.4 and Section 3.4 of the Agis Merger Agreement, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the U.S. Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the U.S. Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the U.S. Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the U.S. Borrower or any of its Subsidiaries, except to the extent such violation or default or Lien, could not, in the case of subparts (c) or (d) reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The U.S. Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the Fiscal Year ended June 26, 2004, reported on by BDO Siedman, independent public accountants, and (ii) as of and for the Fiscal Quarter and the portion of the Fiscal Year ended December 25, 2004, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the U.S. Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, except as may be indicated in the notes thereto and subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

     (b) Since June 26, 2004, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the U.S. Borrower and its Subsidiaries, taken as a whole.

          SECTION 3.05. Properties. (a) Each of the U.S. Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except where such failure to have good title or valid leasehold interests could not reasonably be expected to result in a Material Adverse Effect. None of the assets of the U.S. Borrower or any of its Subsidiaries is subject to any Lien other than Liens permitted under
Section 6.02.

     (b) Each of the U.S. Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the U.S. Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the U.S. Borrower, threatened against or affecting the U.S. Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters and as set forth in the SEC Documents) or (ii) that involve this Agreement or the Transactions.

     (b) Except as set forth in the SEC Documents and the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the U.S. Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

     (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

          SECTION 3.07. Compliance with Laws and Agreements. Except as set forth in the SEC Documents and the Disclosed Matters, each of the U.S. Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

          SECTION 3.08. Investment and Holding Company Status. Neither the U.S. Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 3.09. Taxes. Except as set forth in the Disclosed Matters, each of the U.S. Borrower and its Subsidiaries has timely (after taking into account all available extensions) filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the U.S. Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. Each of the U.S. Borrower, the Subsidiaries and the ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to Plans and the regulations and published interpretations thereunder and any similar applicable non-U.S. law, except for such noncompliance that could not reasonably be expected to have a Material Adverse Effect. The excess of the present value of all benefit liabilities under each Plan of the U.S. Borrower, the Subsidiaries and the ERISA Affiliates (based on those assumptions used to fund such Plan), as of the last annual valuation date applicable thereto for which a valuation is available, over the value of the assets of such Plan could not reasonably be expected to have a Material Adverse Effect, and the excess of the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) as of the last annual valuation dates applicable thereto for which valuations are available, over the value of the assets of all such underfunded Plans could not reasonably be expected to have a Material Adverse Effect. Each of the U.S. Borrower and the Subsidiaries is in compliance (i) with all applicable provisions of law and all applicable regulations and published interpretations thereunder with respect to any employee pension benefit plan or other employee benefit plan governed by the laws of a jurisdiction other than the United States and (ii) with the terms of any such plan, except, in each case, for such noncompliance that could not reasonably be expected to have a Material Adverse Effect.

          SECTION 3.11. Disclosure. The U.S. Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions known to the U.S. Borrower to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the U.S. Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect; provided that, with respect to projected financial information, the U.S. Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          SECTION 3.12 Use of Advances. Each Borrower will use the proceeds of the Advances for the Agis Acquisition, refinancing existing indebtedness, working capital, its general corporate purposes and Acquisitions. Neither the U.S. Borrower nor any of its Subsidiaries extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any Advance will be used in any manner that is in violation of any applicable law or regulation (including without limitation Regulations U or X of the Board). After applying the proceeds of each Advance, Margin Stock will not constitute more than 25% of the value of the assets (either of any Borrower alone or of the U.S. Borrower and its Subsidiaries on a consolidated basis) that are subject to any provisions of this Agreement that may cause the Advances to be deemed secured, directly or indirectly, by Margin Stock. The Equity Interests of Agis is not Margin Stock.

          SECTION 3.13 Labor Matters. There are no labor controversies pending or, to the best of the U.S. Borrower's knowledge, threatened against the U.S. Borrower or any Subsidiary, which could reasonably be expected to have a Material Adverse Effect.

          SECTION 3.14. Agis Acquisition. Within one Business Day after the Effective Date, the Borrowers will own, free and clear of all Liens other than those allowed hereunder, 100% of the Equity Interests of Agis and shall have otherwise completed the Agis Acquisition in accordance in all material respects with the Agis Acquisition Documents and in accordance in all material respects with all laws, rules and regulations, whether foreign or domestic, and all orders or other determinations of any Governmental Authority. Complete and correct copies of all Agis Acquisition Documents have been delivered to the Agent before the Effective Date. All conditions precedent required as of closing under the Agis Acquisition Documents to complete the Agis Acquisition have been completed or waived. The total consideration paid or payable (including without limitation all Indebtedness assumed, guaranties or other liabilities incurred, all deferred payments and all other direct or indirect consideration) for the Agis Acquisition will not exceed the amount described in the Agis Merger Agreement delivered to the Administrative Agent prior to the Effective Date (provided that changes in the amount of the Indebtedness of Agis and its subsidiaries to the extent permitted under Section 4.1(i) of the Agis Merger Agreement shall be permitted) and substantially all costs and expenses in connection with the Agis Acquisition are described in the flow of funds memo delivered to the Administrative Agent prior to the Effective Date. All representations in the Agis Acquisition Certificate are true and correct in all material respects. Agis and Israeli Merger Co. will merge on the Effective Date, with Agis being the surviving entity. To the U.S. Borrower's knowledge, since September 30, 2004 there has been no material adverse change in the business, property, prospects, condition (financial or otherwise) or results of operations of Agis and its Subsidiaries taken as a whole.

                                   ARTICLE IV

                                   Conditions

          SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

     (a) The Administrative Agent (or its counsel) shall have received from each Lender and Loan Party hereto either (i) a counterpart of each Loan Document to which it is a party signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page) that such party has signed a counterpart of each such Loan Document.

     (b) The Administrative Agent shall have received the favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of counsel for the U.S. Borrower and the Guarantors substantially in the form of Exhibits G-1 and covering such other matters relating to the U.S. Borrower and the Guarantors, this Agreement or the Transactions as the Required Lenders shall reasonably request and the favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Israeli counsel for the U.S. Borrower and the Guarantors with respect to such matters relating to the Collateral Documents as the Required Lenders shall reasonably request. The Borrowers hereby request such counsels to deliver such opinions.

     (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

     (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the U.S. Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

     (e) The Administrative Agent shall have received (i) satisfactory audited consolidated financial statements of the U.S. Borrower and its Subsidiaries for the two most recent Fiscal Years ended prior to the Effective Date, (ii) satisfactory unaudited interim consolidated financial statements of the U.S. Borrower and its Subsidiaries for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph, and (iii) such other financial statements reasonably requested by the Administrative Agent, a compliance certificate and a solvency certificate from a Financial Officer of the U.S. Borrower, each satisfactory to the Required Lenders.

     (f) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced by the relevant Person, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the U.S. Borrower hereunder on the Effective Date.

     (g) The U.S. Borrower and its Subsidiaries shall have obtained all material Governmental Authorizations and all material consents of other Persons, in each case that are necessary in connection with the Agis Acquisition and the other transactions contemplated by the Agis Acquisition Documents, and each of the foregoing shall be in full force and effect. All applicable waiting periods shall have expired without any action being taken by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the completion of the Agis Acquisition or the financing thereof. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable Governmental Authority to take action to set aside its consent on its own motion shall have expired.

     (h) The Administrative Agent shall have received all Agis Acquisition Documents and shall be reasonably satisfied with the form, structure and terms of the Agis Acquisition and all related transactions, the legal and the regulatory aspects of the Agis Acquisition and all related transactions and all other legal (including tax implications), financial and regulatory matters relating to the Agis Acquisition and related transactions.

     (i) The Administrative Agent shall have received all Israeli Acquisition Cash Secured Loan Documents and shall be reasonably satisfied with the form, structure and terms of the Israeli Acquisition Cash Secured Loan and all related transactions.

     (j) (x) All conditions precedent to the Agis Acquisition shall have been satisfied or waived pursuant to the Agis Acquisition Documents; and (y) the Administrative Agent shall have received a certificate (the "Agis Acquisition Certificate") of the U.S. Borrower stating that the Agis Acquisition will be consummated substantially in accordance with the Agis Acquisition Documents and this Agreement on the date one Business Day after the Effective Date and containing such other certifications as may be reasonably required by the Administrative Agent.

     (k) The Administrative Agent shall have received a certificate from a Financial Officer concerning the solvency and other appropriate factual information with respect to the U.S. Borrower and its Subsidiaries in form and substance satisfactory to the Administrative Agent with respect to solvency.

     (l) The Administrative Agent shall have received reasonably satisfactory results of due diligence investigations of Agis (including without limitation liabilities and contingent liabilities (e.g., environmental, retiree medical benefits, ERISA, etc.) and contractual obligations and a review of financial statements on Agis satisfactory to the Administrative Agent).

     (m) There shall be no material adverse change in Agis or its business, operations, property, condition (financial or otherwise) or prospects as reflected in the financial statements for Agis delivered to the Administrative Agent prior to the Effective Date.

     (n) All legal (including tax implications) and regulatory matters shall be reasonably satisfactory to the Administrative Agent and all due diligence reviews of all litigation of the U.S. Borrower and its Subsidiaries.

     (o) The Loan Parties shall have delivered such other documents as the Administrative Agent, the LC Issuer, any Lender or their respective counsel may have reasonably requested.

The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., Chicago time, on March 17, 2005 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

          SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of

Credit, is subject to the satisfaction of the following conditions:

     (a) The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable; and

     (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.

          SECTION 4.03. Credit Events Relating to Foreign Subsidiary Borrowers. The obligations of (x) the Lenders to make Loans to any Foreign Subsidiary that becomes a Foreign Subsidiary Borrower after the Effective Date and (y) any Ancillary Lender to make available an Ancillary Facility to such Foreign Subsidiary Borrower, in each case to the extent designated in accordance with
Section 2.19, are subject to the satisfaction of the following conditions (which are in addition to the conditions contained in Sections 4.01 and 4.02):

     (a) the Administrative Agent (or its counsel) shall have received a Foreign Subsidiary Borrower Agreement with respect to such Foreign Subsidiary Borrower duly executed by all parties thereto; and

     (b) the Administrative Agent shall have received such documents (including without limitation legal opinions substantially in the form of Exhibit G-2) and certificates as the Administrative Agent or its counsel may reasonably request relating to the formation, existence and good standing of such Foreign Subsidiary Borrower, the authorization of Borrowings as they relate to such Foreign Subsidiary Borrower and any other legal matters relating to such Foreign Subsidiary Borrower or its Foreign Subsidiary Borrower Agreement, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

                                    ARTICLE V

                              Affirmative Covenants

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the U.S. Borrower covenants and agrees with the Lenders that:

          SECTION 5.01. Financial Statements; Ratings Change and Other Information. The U.S. Borrower will furnish to the Administrative Agent:

     (a) within 90 days (or such earlier date as the Company may be required to file its applicable annual report on Form 10-K by the rules and regulations of the SEC) after the end of each Fiscal Year of the U.S. Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by BDO Siedman or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the U.S. Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (except as may be indicated in the notes thereto);

     (b) within 45 days (or such earlier date as the Company may be required to file its applicable quarterly report on Form 10-Q by the rules and regulations of the SEC) after the end of each of the first three Fiscal Quarters of each Fiscal Year of the U.S. Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the U.S. Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

     (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the U.S. Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.10 and 6.11 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

     (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

     (e) promptly after Moody's or S&P shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change; and

     (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the U.S. Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

          SECTION 5.02. Notices of Material Events. The U.S. Borrower will furnish to the Administrative Agent prompt written notice of the following:

     (a) the occurrence of any Default;

     (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the U.S. Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

     (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the U.S. Borrower and its Subsidiaries in an aggregate amount exceeding $5,000,000; and

     (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the U.S. Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 5.03. Existence; Conduct of Business. The U.S. Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under
Section 6.03.

          SECTION 5.04. Payment of Obligations. The U.S. Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the U.S. Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.05. Maintenance of Properties; Insurance; Accounts. The U.S. Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted (except for disposition of assets permitted under this Agreement), and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The U.S. Borrower will, and will cause each of its Subsidiaries to, to maintain its bank accounts and other deposits with such financial institutions so as to preclude the possibility that Bank Hapoalim B.M. could exercise any rights of set-off or similar right with respect to such accounts and other deposits and apply the proceeds thereof to the Israeli Acquisition Cash Secured Loan, other than with respect to the permitted cash deposit securing the Israeli Acquisition Cash Secured Loan equal to the principal balance of Israeli Acquisition Cash Secured Loan.

          SECTION 5.06. Books and Records; Inspection Rights. The U.S. Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The U.S. Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. The U.S. Borrower will take all action required by the Administrative Agent to permit the Administrative Agent and the Lenders to rely on its annual audit. Except as specified in the definitions of Fiscal Quarters and Fiscal Year, the U.S. Borrower will not change its Fiscal Quarters or Fiscal Year.

          SECTION 5.07. Compliance with Laws. The U.S. Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.08. Use of Proceeds and Letters of Credit. The proceeds of the Loans and Letters of Credit will be used only for the Agis Acquisition and general corporate purposes of the U.S. Borrower and its Subsidiaries in the ordinary course of business. No part of the proceeds of any Loan nor any Letter of Credit will be used, whether directly or indirectly, for any purpose or in any manner that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

          SECTION 5.09. Additional Covenants. If at any time the U.S. Borrower or any of its Subsidiaries shall enter into or be a party to any instrument or agreement, including all such instruments or agreements in existence as of the date hereof and all such instruments or agreements entered into after the date hereof, relating to or amending any provisions applicable to any of its Indebtedness which in the aggregate, together with any related Indebtedness, exceeds $10,000,000, which includes covenants or defaults not substantially provided for in this Agreement or more favorable to the lender or lenders thereunder than those provided for in this Agreement, then the U.S. Borrower shall promptly so advise the Administrative Agent and the Lenders. Thereupon, if the Administrative Agent or the Required Lenders shall request, upon notice to the U.S. Borrower, the Administrative Agent and the Lenders shall enter into an amendment to this Agreement or an additional agreement (as the Administrative Agent may request), providing for substantially the same covenants and defaults as those provided for in such instrument or agreement to the extent required and as may be selected by the Administrative Agent.

                                   ARTICLE VI

                               Negative Covenants

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the U.S. Borrower covenants and agrees with the Lenders that:

          SECTION 6.01. Indebtedness. The U.S. Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

     (a) Indebtedness created hereunder;

     (b) Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

     (c) Indebtedness resulting from loans permitted by Section 6.04(d);

     (d) Indebtedness pursuant to Permitted Securitization Transactions provided that the aggregate outstanding principal amount of the Indebtedness under all Permitted Securitization Transactions shall not exceed $150,000,000;

     (e) The Israeli Acquisition Cash Secured Loan, provided that (i) the outstanding principal amount thereof does not exceed $400,000,000, (ii) it is secured solely by cash deposited by Perrigo International in an amount not to exceed the outstanding principal amount thereof, (iii) other than the direct obligation of Israeli Acquisition Co. for the Israeli Acquisition Cash Secured Loan and the Guarantee of Perrigo International thereof (the "Perrigo International Cash Secured Loan Guarantee"), neither the U.S. Borrower nor any of its Subsidiaries is liable, directly or indirectly, pursuant to a Guarantee or otherwise, thereunder, (iv) the direct obligation of Israeli Acquisition Co. for the Israeli Acquisition Cash Secured Loan and the Perrigo International Cash Secured Loan Guarantee is non-recourse to Israeli Acquisition Co. and Perrigo International (other than with respect to such cash deposit described in clause
(ii) above and to the limited extent described in the Perrigo International Cash Secured Loan Documents delivered to the Lenders prior to the Effective Date) and
(v) it is on other terms and conditions reasonably satisfactory to the Administrative Agent and the Syndication Agent; and

     (f) Indebtedness not otherwise permitted by this Section 6.01 not in excess of ten percent (10%) of Consolidated Total Assets in the aggregate at any time outstanding.

Notwithstanding the foregoing, the aggregate amount of all Indebtedness of all Material Non-Guarantor Subsidiaries, other than Indebtedness permitted under
Section 6.01(b) or (e) above, shall not exceed $15,000,000.

          SECTION 6.02. Liens. The U.S. Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

     (a) Permitted Encumbrances;

     (b) Liens on any property or asset of the U.S. Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the U.S. Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

     (c) Liens on any asset existing at the time of the purchase or other acquisition thereof by the U.S. Borrower or any Subsidiary, provided that (i) any such Lien was not created in contemplation of such purchase or other acquisition and does not extend to any asset other than the asset so purchased or otherwise acquired and proceeds thereof, (ii) such purchase or other acquisition thereof and the Indebtedness secured by any such Lien is otherwise permitted hereunder, (iii) the aggregate outstanding principal amount of the Indebtedness secured thereby does not exceed $50,000,000 at any time and such Liens are terminated within 60 days after the purchase or other acquisition of the related asset by the U.S. Borrower or any Subsidiary;

     (d) Precautionary UCC filings with respect to operating leases of the U.S. Borrower or any Domestic Subsidiary;

     (e) Liens on assets of Subsidiaries solely in favor of the U.S. Borrower or a Guarantor as secured party and securing Indebtedness owing by a Subsidiary to the U.S. Borrower or a Guarantor;

     (f) Liens existing on cash deposited by Perrigo International in an amount not to exceed the outstanding principal amount of the Israeli Acquisition Cash Secured Loan existing on the date hereof under the Israeli Acquisition Cash Secured Loan Documents to secure the Israeli Acquisition Cash Secured Loan; and

     (g) Liens not otherwise permitted by this Section 6.02 securing Indebtedness not in excess of $30,000,000 in aggregate principal amount outstanding at any time, provided that the aggregate amount of all Indebtedness secured by Liens granted by Material Non-Guarantor Subsidiaries, other than Liens permitted under Section 6.02(b) or (f) above, shall not exceed $5,000,000.

          SECTION 6.03. Fundamental Changes. The U.S. Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the U.S. Borrower in a transaction in which the U.S. Borrower is the surviving corporation, (ii) any Person may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the U.S. Borrower or to another Subsidiary and (iv) any Subsidiary may liquidate or dissolve if the U.S. Borrower determines in good faith that such liquidation or dissolution is in the best interests of the U.S. Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving (A) a Person that is not a Wholly-Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04 and
(B) a Foreign Subsidiary Borrower shall result in the Foreign Subsidiary Borrower being the survivor or the survivor being a Foreign Subsidiary and assuming the obligations of such Foreign Subsidiary Borrower pursuant to documentation satisfactory to the Administrative Agent.

          SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The U.S. Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly-Owned Subsidiary prior to such merger) any Equity Interests, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or make any Acquisition, except:

     (a) Permitted Investments;

     (b) Investments, loans and advances existing on the date hereof and set forth in Schedule 6.04 and extensions, renewals and replacements thereof that do not increase the outstanding amount thereof;

     (c) Investments in a Securitization Entity in connection with Permitted Securitization Transactions and in an aggregate outstanding amount acceptable to the Administrative Agent and required to consummate the Permitted Securitization Transactions plus accounts or notes receivable permitted to be transferred to a Securitization Entity in connection with Permitted Securitization Transactions;

     (d) Investments, loans or advances made by the U.S. Borrower or any Subsidiary to the U.S. Borrower or any Domestic Subsidiary that is a Guarantor;

     (e) Acquisitions, provided that: (i) before and after giving pro forma effect thereto (as of the end of the most recently ended Fiscal Quarter of the U.S. Borrower), no Default exists or would be caused thereby and (ii) if such Acquisition involves the acquisition of Equity Interests, the consummation of such Acquisition has been recommended by the Board of Directors and management of the target of such Acquisition;

     (f) The Perrigo International Cash Secured Loan Guarantee, provided that the Perrigo International Cash Secured Loan Guarantee is non-recourse to Perrigo International, other than with respect to the cash deposit described in Section 6.01(e)(ii) and to the limited extent described in the Perrigo International Cash Secured Loan Guarantee delivered to the Lenders prior to the Effective Date; and

     (g) Guarantees, investments, loans or advances not otherwise permitted by this Section 6.04 not in excess of ten percent (10%) of Consolidated Total Assets in the aggregate; provided that the aggregate amount of such Guarantees of, and investments, loans or advances to, Subsidiaries that are not Guarantors shall not exceed $15,000,000 in aggregate outstanding amount.

          SECTION 6.05. Swap Agreements. The U.S. Borrower will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the U.S. Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the U.S. Borrower or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the U.S. Borrower or any Subsidiary.

          SECTION 6.06. Restricted Payments. The U.S. Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the U.S. Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, and
(c) the U.S. Borrower may make Restricted Payments with respect to its Equity Interests so long as no Default exists or would be caused thereby.

          SECTION 6.07. Transactions with Affiliates. The U.S. Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the U.S. Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the U.S. Borrower and its Wholly-Owned Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by Section 6.06.

          SECTION 6.08. Restrictive Agreements. The U.S. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the U.S. Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its Equity Interests or to make or repay loans or advances to the U.S. Borrower or any other Subsidiary or to Guarantee Indebtedness of the U.S. Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, and (v) clause
(a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.

          SECTION 6.09. Disposition of Assets; Etc. The U.S. Borrower will not, and will not permit any of its Subsidiaries to, sell, lease, license, transfer, assign or otherwise dispose of any of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than inventory sold in the ordinary course of business upon customary credit terms, sales of scrap or obsolete material or equipment, the lapse of intellectual property of the Borrowers or any of their Subsidiaries that is no longer useful or material to their business and sales of fixed assets the proceeds of which are used to purchase other property of a similar nature of at least equivalent value within 180 days of such sale, provided, however, that this Section 6.09 shall not (a) prohibit any sale or other transfer of an interest in accounts or notes receivable to a Securitization Entity pursuant to a Permitted Securitization Transaction allowed by the terms of this Agreement, (b) prohibit any sale or other transfer of any asset of the U.S. Borrower or any Subsidiary to the U.S. Borrower or any Domestic Subsidiary that is a Guarantor and (c) prohibit any such sale, lease, license, transfer, assignment or other disposition if in any Fiscal Year of the U.S. Borrower, the aggregate book value (disregarding any write-downs of such book value other than ordinary depreciation and amortization) of all of the business, assets, rights, revenues and property disposed of shall be less than 10% of the aggregate book value of the Consolidated Total Assets as of the end of the immediately preceding Fiscal Year and the business, assets, rights, revenues and property disposed of shall be responsible for less than 10% of the consolidated net sales and net income of the U.S. Borrower and its Subsidiaries for the immediately preceding Fiscal Year, and if immediately after any such transaction, no Default shall exist or shall have occurred and be continuing.

          SECTION 6.10. Leverage Ratio. The U.S. Borrower will not permit the Leverage Ratio to exceed 3.0 to 1.0 as of the end of any Fiscal Quarter.

          SECTION 6.11. Interest Coverage Ratio. The U.S. Borrower will not permit the Interest Coverage Ratio to be less than 3.0 to 1.0 as of the end of any Fiscal Quarter.

                                   ARTICLE VII

                                Events of Default

          If any of the following events ("Events of Default") shall occur:

          (a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

          (c) any representation or warranty made or deemed made by or on behalf of the U.S. Borrower or any Subsidiary in or in connection with this Agreement, any other Loan Document or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

          (d) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01, 5.02, 5.03 (with respect to any Borrower's existence), 5.06 (with respect to inspection rights) or
     5.08 or in Article VI;

          (e) any Borrower or any other Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the U.S. Borrower (which notice will be given at the request of any Lender);

          (f) the U.S. Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace periods);

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the U.S. Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the U.S. Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) the U.S. Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the U.S. Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) the U.S. Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (k) one or more judgments for the payment of money in an aggregate Dollar Equivalent amount in excess of $10,000,000 shall be rendered against the U.S. Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the U.S. Borrower or any Subsidiary to enforce any such judgment;

          (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

          (m) Any Loan Document shall fail to remain in full force or effect or provide the Lien or Guarantee intended to be provided, or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Loan Document, or any Borrower or any other Loan Party shall deny that it has any further liability under any Loan Document to which it is a party, or shall give notice to such effect;

          (n) (i) The Agis Acquisition shall fail to close on the date one Business Day after the Effective Date or, after it is closed, shall be unwound, reversed or otherwise rescinded in whole or in any material part for any reason, (ii) the U.S. Borrower or any of its Subsidiaries shall agree to any material amendment to, or waiver of any material rights under, or otherwise change any material terms of, any Agis Acquisition Document or any Israeli Acquisition Cash Secured Loan Document, in a manner adverse to the U.S. Borrower or any of its Subsidiaries or to Lenders without the prior written consent of Administrative Agent, or (iii) if the Israeli Acquisition Cash Secured Loan is paid down from any source, the cash deposited securing the Israeli Acquisition Cash Secured Loan shall fail to be reduced by the amount of such payment; or

          (o) a Change in Control shall occur;

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the U.S. Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

                                  ARTICLE VIII

                                   The Agents

          SECTION 8.01. Appointment. (a) In order to expedite the transactions contemplated by this Agreement, (i) JPMorgan is hereby appointed to act as Administrative Agent and an Issuing Bank, (ii) Bank Leumi is hereby appointed to act as Syndication Agent and (iii) Bank of America, N.A., Standard Federal Bank N.A. and National City Bank of the Midwest, are hereby appointed to act as Documentation

Agents. Each of the Lenders, each assignee of any such Lender and each Ancillary Lender hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender, assignee or Ancillary Lender and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders, each Ancillary Lender and each Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and such Issuing Bank all payments of principal of and interest on the Loans, all payments in respect of LC Disbursements and all other amounts due to the Lenders and such Issuing Bank hereunder, and promptly to distribute to each Lender or such Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders and each of the Ancillary Lenders of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with the performance of its duties as Administrative Agent hereunder; and (c) to distribute to each Lender and each Ancillary Lender copies of all notices, financial statements and other materials delivered by any Borrower pursuant to this Agreement as received by the Administrative Agent. Upon receipt by the Administrative Agent of any of the reports, notices or certificates required to be delivered by the U.S. Borrower under Section 5.01 or 5.02, the Administrative Agent shall promptly deliver the such reports, notices or certificates to the Lenders.

     (b) Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrowers or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders or any Ancillary Lender for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and all the Ancillary Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to any Borrower or any other Loan Party or any other party hereto on account of the failure, delay in performance or breach by, or as a result of information provided by, any Lender, Ancillary Lender or Issuing Bank of any of its obligations hereunder or to any Lender, Ancillary Lender or Issuing Bank on account of the failure of or delay in performance or breach by any other Lender, Ancillary Lender or Issuing Bank or any Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

          SECTION 8.02. Nature of Duties. The Lenders and the Ancillary Lenders hereby acknowledge that no Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders. The Lenders and the Ancillary Lenders further acknowledge and agree that so long as an Agent shall make any determination to be made by it hereunder or under any other Loan Document in good faith, such Agent shall have no liability in respect of such determination to any person. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against any Agent. Each Lender recognizes and agrees that any Lender designated as a Documentation Agent, co-agent or other similar title shall have no duties or responsibilities under this Agreement or any other Loan Document, or any fiduciary relationship with any Lender, and shall have no functions, responsibilities, duties, obligations or liabilities for acting as such hereunder.

          SECTION 8.03. Resignation by the Agents. Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may resign at any time by notifying the Lenders and the U.S. Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor with the consent of the U.S. Borrower (not to be unreasonably withheld or delayed). If no successor shall have been so appointed by the Required Lenders and approved by the U.S. Borrower and shall have accepted such appointment within 45 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Ancillary Lenders with the consent of the U.S. Borrower (not to be unreasonably withheld or delayed), appoint a successor Agent which shall be a bank with an office in New York, New York and an office in London, England (or a bank having an Affiliate with such an office) having a combined capital and surplus (including its parent company) having a Dollar Equivalent that is not less than $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

          SECTION 8.04. Each Agent in its Individual Capacity. With respect to the Loans made by it hereunder and Ancillary Facilities made available by it, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Borrower or any of the Subsidiaries or other Affiliates thereof as if it were not an Agent.

          SECTION 8.05. Indemnification. Each Lender and each Ancillary Lender agrees (a) to reimburse the Agents and their Related Parties, on demand, in the amount of its pro rata share (based on its Commitments hereunder (or if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of its applicable outstanding Loans or participations in LC Disbursements, as applicable)) of any reasonable expenses incurred for the benefit of the Lenders and Ancillary Lenders by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders and Ancillary Lenders, which shall not have been reimbursed by the U.S. Borrower and (b) to indemnify and hold harmless each Agent and any of their Related Parties, on demand, in the amount of such pro rata share, from and against any and all liabilities, Taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the U.S. Borrower, provided that no Lender shall be liable to an Agent or any of their Related Parties for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of such Agent or such Related Party, as the case may be.

          SECTION 8.06. Lack of Reliance on Agents. Each Lender and each Ancillary Lender acknowledges that it has, independently and without reliance upon the Agents, any Lender or any Ancillary Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Ancillary Lender also acknowledges that it will, independently and without reliance upon the Agents, any other Lender or any Ancillary Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

          SECTION 8.07. Designation of Affiliates for Foreign Currency Loans. The Administrative Agent shall be permitted from time to time to designate one of its Affiliates to perform the duties to be performed by the Administrative Agent hereunder with respect to Loans and Borrowings denominated in Foreign Currencies. The provisions of this Article VIII shall apply to any such Affiliate mutatis mutandis.

                                   ARTICLE IX

                                  Miscellaneous

          SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (i) if to a Borrower, to it at 515 Eastern Avenue, Allegan, Michigan, 49101, Attention of James R. Ondersma, treasurer (Telecopy No. (269) 673-1234; e-mail: jondersma@perrigo.com) or, in the case of any Borrower under an Ancillary Facility, as otherwise specified in the related Ancillary Facility Documents;

          (ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 131 S. Dearborn St., Chicago, Illinois, 60670, Attention of Michele M. Molina (Telecopy No. (312) 325-5260; e-mail: large_corporate_agency@bankone.com) and, in the case of any Loan denominated in a Foreign Currency, to the London Administrative Office;

          (iii) if to the Issuing Bank other than the Administrative Agent, to it at the address or telecopy number set forth separately in writing to the Administrative Agent; and

          (iv) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

     (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

     (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 9.02. Waivers; Amendments. (a) No failure or delay by any Agent, Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Agent, Lender or Issuing Bank may have had notice or knowledge of such Default at the time.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender directly affected thereby, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender directly affected thereby, (v) release any material Guarantor from its obligations under any Guaranty or release all or substantially all of the Collateral, except to the extent permitted hereunder (whether pursuant to any sale or other transfer of the relevant Guarantor or Collateral permitted hereunder or as otherwise permitted hereunder) or with the consent of all the Lenders, or (vi) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any other Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such other Agent, such Issuing Bank or the Swingline Lender, as the case may be.

          SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The U.S. Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, Syndication Agent and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Syndication Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and
(iii) all reasonable out-of-pocket expenses incurred by the Agents, the Issuing Banks or any Lender, including the reasonable fees, charges and disbursements of any counsel for any Agent, Issuing Bank or Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

     (b) The U.S. Borrower shall indemnify each Agent, Issuing Bank and Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all liabilities, Taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the U.S. Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the U.S. Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, or in any other way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it under this Agreement or any other Loan Document; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

     (c) To the extent that the U.S. Borrower fails to pay any amount required to be paid by it to any Agent, Issuing Bank or Swingline Lender under paragraph
(a) or (b) of this Section, each Lender severally agrees to pay to such Agent, Issuing Bank or Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against an Agent, Issuing Bank or Swingline Lender in its capacity as such.

     (d) To the extent permitted by applicable law, the Borrowers shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

     (e) All amounts due under this Section shall be payable promptly after written demand therefor.

          SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void), provided that any merger of any Foreign Subsidiary Borrower with other Subsidiaries shall not be deemed an assignment provided that the resulting entity assumes all Obligations of such Foreign Subsidiary Borrower in a manner acceptable to the

Administrative Agent, and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit or Swingline Lender that makes any Swingline Loan), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

               (A) the U.S. Borrower, provided that no consent of the U.S. Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and

               (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and

               (C) the Issuing Bank, provided that no consent of the Issuing Bank shall be required for an assignment of all or any portion of a Term Loan.

          (ii) Assignments shall be subject to the following additional conditions:

               (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 or, in the case of a Term Loan, $1,000,000, unless each of the U.S. Borrower and the Administrative Agent otherwise consent, provided that no such consent of the U.S. Borrower shall be required if an Event of Default has occurred and is continuing;

               (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans;

               (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

               (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

          For the purposes of this Section 9.04(b), the term "Approved Fund" has the following meaning:

          "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section
     9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

          (iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to
     Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.17(d) or 9.03(c), the
     Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

     (c)(i) Any Lender may, without the consent of any Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to
Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

          (ii) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the U.S. Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the U.S. Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.16(e) as though it were a Lender.

     (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

          SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in
Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided that the rights under this Section shall not apply to the cash deposit securing the Israeli Acquisition Cash Secured Loan. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of Michigan.

     (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Court of the State of Michigan and any court of the United States District Court sitting in Michigan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Michigan State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.

     (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR

ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) with the consent of the U.S. Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than a Borrower. For the purposes of this Section, "Information" means all information received from any Borrower relating to the U.S. Borrower or any of its Subsidiaries or their business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by a Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

          SECTION 9.14. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act") hereby notifies each Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with the Act.

          SECTION 9.15. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto (including any Foreign Subsidiary Borrower) agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

     (b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 9.15 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

                                    ARTICLE X

                         Collection Allocation Mechanism

          SECTION 10.01. Implementation of CAM. (a) On the CAM Exchange Date,
(i) the Commitments and the Ancillary Commitments shall automatically and without further act be terminated as provided in Article VII, (ii) the principal amount of each Loan and LC Disbursement denominated in a Foreign Currency shall, automatically and with no further action required, be converted into the Dollar Equivalent, determined using the Exchange Rates calculated as of the CAM Exchange Date, of such amount and on and after such date all amounts accruing and owed to any Lender in respect of such Obligations shall accrue and be payable in Dollars at the rates otherwise applicable hereunder and (iii) each Lender shall automatically and without further act (and without regard to the provisions of Section 9.04) immediately be deemed to have acquired participations in the Swingline Loans, Revolving Loans, Ancillary Loans and Letters of Credit (including each Reserve Account established pursuant to Section 10.02 below) in an amount equal to such Lender's CAM Percentage. Each Lender shall make payments to the Applicable Agent for such participations, and the Applicable Agent shall distribute such payments to the appropriate Lender, in such manner and pursuant to such procedures determined by the Administrative Agent. Each Lender and each Borrower hereby consents and agrees to the CAM Exchange, and each Lender agrees that the CAM Exchange shall be binding upon its successors and assigns and any person that acquires a participation in its interests in any Advance. Each Borrower agrees from time to time to execute and deliver to the Administrative Agent all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans hereunder to the Administrative Agent against delivery of any promissory notes evidencing its interests in the Loans and Ancillary Loans so executed and delivered; provided, however, that the failure of any Borrower to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

     (b) As a result of the CAM Exchange, upon and after the CAM Exchange Date, each payment received by the Applicable Agent pursuant to any Loan Document in respect of the Revolving Credit Exposures and the Ancillary Facility Exposures shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages. Any direct payment received by a Lender upon or after the CAM Exchange Date, including by way of set-off, in respect of any Revolving Credit Exposure or Ancillary Facility Exposure shall be paid over to the Applicable Agent for distribution to the Lenders in accordance herewith.

          SECTION 10.02. Letters of Credit. (a) In the event that on the CAM Exchange Date any Letter of Credit shall be outstanding and undrawn in whole or in part, or any LC Disbursement shall not have been reimbursed either by the U.S. Borrower or with the proceeds of a Borrowing, each Lender shall promptly pay over to the Administrative Agent, in immediately available funds, an amount equal to such Lender's CAM Percentage of such undrawn face amount or (to the extent it has not already done so) such unreimbursed drawing, as applicable, together with interest thereon from the CAM Exchange Date to the date on which such amount shall be paid to the Administrative Agent at the rate that would be applicable at the time to an ABR Revolving Loan in a principal amount equal to such undrawn face amount or unreimbursed drawing, as applicable. The Administrative Agent shall establish a separate account (each, a "Reserve Account") or accounts for each Lender for the amounts received with respect to each such Letter of Credit pursuant to the preceding sentence. The Administrative Agent shall deposit in each Lender's Reserve Account such Lender's CAM Percentage of the amounts received from the Lenders as provided above. The Administrative Agent shall have sole dominion and control over each Reserve Account, and the amounts deposited in each Reserve Account shall be held in such Reserve Account until withdrawn as provided in paragraph (b), (c), (d) or (e) below. The Administrative Agent shall maintain records enabling it to determine the amounts paid over to it and deposited in the Reserve Accounts in respect of each Letter of Credit and the amounts on deposit in respect of each Letter of Credit attributable to each Lender's CAM Percentage. The amounts held in each Lender's Reserve Account shall be held as a reserve against the LC Exposures, shall be the property of such Lender, shall not constitute Loans to or give rise to any claim of or against any Borrower and shall not give rise to any obligation on the part of the U.S. Borrower to pay interest to such Lender, it being agreed that the reimbursement obligations in respect of Letters of Credit shall arise only at such times as drawings are made thereunder, as provided in Section 2.05.

     (b) In the event that after the CAM Exchange Date any drawing shall be made in respect of a Letter of Credit, the Administrative Agent shall, at the request of the applicable Issuing Bank withdraw from the Reserve Account of each Lender any amounts, up to the amount of such Lender's CAM Percentage of such drawing deposited in respect of such Letter of Credit and remaining on deposit and deliver such amounts to such Issuing Bank in satisfaction of the reimbursement obligations of the Lenders under Section 2.05(d) (but not of the U.S. Borrower under Section 2.05(e)). In the event that any Lender shall default on its obligation to pay over any amount to the Administrative Agent as provided in this Section 10.02, the applicable Issuing Bank shall have a claim against such Lender to the same extent as if such Lender had defaulted on its obligations under Section 2.05(d), but shall have no claim against any other Lender in respect of such defaulted amount, notwithstanding the exchange of interests in the applicable Borrower's reimbursement obligations pursuant to Section 10.01. Each other Lender shall have a claim against such defaulting Lender for any damages sustained by it as a result of such default, including, in the event that such Letter of Credit shall expire undrawn, its CAM Percentage of the defaulted amount.

     (c) In the event that after the CAM Exchange Date any Letter of Credit shall expire undrawn, the Administrative Agent shall withdraw from the Reserve Account of each Lender the amount remaining on deposit therein in respect of such Letter of Credit and distribute such amount to such Lender.

     (d) With the prior written approval of the Administrative Agent (not to be unreasonably withheld), any Lender may withdraw the amount held in its Reserve Account in respect of the undrawn amount of any Letter of Credit. Any Lender making such a withdrawal shall be unconditionally obligated, in the event there shall subsequently be a drawing under such Letter of Credit, to pay over to the Administrative Agent, for the account of the Issuing Bank, on demand, its CAM Percentage of such drawing.

     (e) Pending the withdrawal by any Lender of any amounts from its Reserve Account as contemplated by the above paragraphs, the Administrative Agent will, at the direction of such Lender and subject to such rules as the Administrative Agent may prescribe for the avoidance of inconvenience, invest such amounts in Permitted Investments. Each Lender that has not withdrawn its amounts in its Reserve Account as provided in paragraph (d) above shall have the right, at intervals reasonably specified by the Administrative Agent, to withdraw the earnings on investments so made by the Administrative Agent with amounts in its Reserve Account and to retain such earnings for its own account.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        PERRIGO COMPANY


                                        By: /s/ James R. Ondersma
                                            ------------------------------------
                                        Name: James R. Ondersma
                                        Title: Treasurer

                                        JPMORGAN CHASE BANK, N.A.,
                                        as a Lender and as Administrative Agent


                                        By: /s/ Christopher C. Cavaiani
                                            ------------------------------------
                                        Name: Christopher C. Cavaiani
                                        Title: Director

                                        BANK LEUMI USA,
                                        as a Lender and as Syndication Agent


                                        By /s/ Auram Keusch
                                           -------------------------------------
                                        Name: Auram Keusch
                                        Title: Vice President

                                        BANK OF AMERICA, N.A.,
                                        as a Lender and as Documentation Agent


                                        By /s/ B. Kenneth Burton, Jr.
                                           -------------------------------------
                                        Name: B. Kenneth Burton, Jr.
                                        Title: Vice President

                                        STANDARD FEDERAL BANK N.A.,
                                        as a Lender and as Documentation Agent


                                        By /s/ David W. Edwards
                                           -------------------------------------
                                        Name: David W. Edwards
                                        Title: Senior Vice President

                                        NATIONAL CITY BANK OF THE MIDWEST,
                                        as a Lender and as Documentation Agent


                                        By /s/ Jason T. Byrd
                                           -------------------------------------
                                        Name: Jason T. Byrd
                                        Title: Vice President

                                        FIFTH THIRD BANK


                                        By /s/ Randal S. Wolffis
                                           -------------------------------------
                                        Name: Randal S. Wolffis
                                        Title: Vice President

                                        HARRIS TRUST AND SAVINGS BANK


                                        By /s/ Patrick J. McDonnell
                                           -------------------------------------
                                        Name: Patrick J. McDonnell
                                        Title: Managing Director

                                        COMERICA BANK


                                        By /s/ Dan M. Roman
                                           -------------------------------------
                                        Name: Dan M. Roman
                                        Title: 1st Vice President

                                        THE NORTHERN TRUST COMPANY


                                        By /s/ Jared T. Hall
                                           -------------------------------------
                                        Name: Jared T. Hall
                                        Title: 2nd Vice President

SCHEDULE 2.01 - COMMITMENTS

                                                           REVOLVING      TERM LOAN      AGGREGATE
            LENDER                       TITLE            COMMITMENT     COMMITMENT     COMMITMENT
            ------                       -----           ------------   ------------   ------------
JPMorgan Chase                  Joint Lead Arranger      $ 39,000,000   $ 16,000,000   $ 55,000,000
Bank, N.A.                      and Administrative
                                Agent

Bank Leumi USA                  Joint Lead Arranger      $ 39,000,000   $ 16,000,000   $ 55,000,000
                                and Syndication Agent

Bank of America, N.A.           Documentation Agent      $ 28,000,000   $ 11,000,000   $ 39,000,000

Standard Federal                Documentation Agent      $ 28,000,000   $ 11,000,000   $ 39,000,000
Bank, N.A.

National City Bank of the       Documentation Agent      $ 28,000,000   $ 11,000,000   $ 39,000,000
Midwest

Fifth Third Bank                Participant              $ 28,000,000   $ 11,000,000   $ 39,000,000

Harris Trust and Savings Bank   Participant              $ 20,000,000   $  8,000,000   $ 28,000,000

Comerica Bank                   Participant              $ 20,000,000   $  8,000,000   $ 28,000,000

The Northern Trust              Participant              $ 20,000,000   $  8,000,000   $ 28,000,000
Company
                                                         ------------   ------------   ------------
TOTAL                                                    $250,000,000   $100,000,000   $350,000,000

                                  SCHEDULE 3.06

            DISCLOSED MATTERS (LITIGATION AND ENVIRONMENTAL MATTERS)

1. See actions, suits, or proceedings set forth in all reports, schedules, forms, statements and other documents filed pursuant to Israeli securities laws by Agis Industries (1983) Ltd. since January 2001.

To the best of its knowledge, the U.S. Borrower does not believe that such matters will have a Material Adverse Effect.

                                 SCHEDULE 3.07

             DISCLOSED MATTERS (COMPLIANCE WITH LAWS AND AGREEMENTS)

1. Perrigo entered into a consent order with the United States Federal Trade Commission in August 2004 that prohibits Perrigo from entering into certain transactions where it controls an ANDA for a given drug, the other party to the transaction controls an ANDA for the same drug, and one of the parties has received first to file status by the United States Food and Drug Administration with respect to any ANDA drug product that is subject to an agreement between the parties. In such situations, with certain exclusions, Perrigo is prohibited, inter alia, from entering into or attempting to enter into any agreement in which one of the parties to the agreement agrees not to compete for any time period greater than the 180 day generic exclusivity period. Perrigo is under an obligation to provide an annual report to the United States Federal Trade Commission in connection with this consent order.

2. In 2001, Perrigo entered into a consent order with the United States Federal Trade Commission that it will not misrepresent, in any manner, directly or by implication, the extent to which certain analgesic products are made in the United States. Perrigo may make such representations as long as all or virtually all of the ingredients or component parts of such products are made in the United States and all or virtually all, of the labor in manufacturing such product is performed in the United States. Perrigo can make representations that any such products containing imported active ingredient is "Processed in the United States with Foreign Ingredients" when such representation is true and is used to describe a product that has been significantly processed in the United States. The Order was effective for non-prescription drug products containing an imported analgesic on December 31, 2001, and all other non-prescription drug products containing an analgesic on March 31, 2002. Pursuant to the Order, for a period of five years Perrigo must make available to the Federal Trade Commission for inspection and copying upon request: (a) all labeling, packaging, advertisements and promotional materials containing the representation; (b) all materials that were relied upon in disseminating the representation; and (c) all tests, reports, studies, surveys, demonstrations, or other evidence in their possession or control that contradict, qualify, or call into question the representation, or the basis relied upon for the representation, including complaints and other communications with consumers or with governmental or consumer protection organizations. The length of the Order is twenty (20) years.

3. Agis's plants in Yeruham do not have an effective business license. The operation of plants without current business licenses is not unusual in Israel and the lack of same is not expected to cause any type of Material Adverse Event.

4.       Agis has had the following product recalls:

             PRODUCT                    REASON OF RECALL                      COMPLETION
       ------------------    --------------------------------------    ---------------------------
 1.    Lipogis 0.2mg         Mix-up of packages from 0.4mg dosage               May 2000
       tablets               form.

 2.    Lipogis               Side effects.                                   November 2001
       (Cerivastatin)        The product was withdrawn from
       tablets (0.1, 0.2,    World-wide markets.
       0.4mg)                (Initiated by Bayer)

 3.    Dalagis Lotion        Decreasing shelf life due to stability          November 2001
                             tests.

 4.    Cidalin Suspension    Decreasing the active materials'                December 2003
                             concentration (was found during
                             on-going stability tests)

 5.    Rhinoclir             Increasing the active materials'                December 2003
                             concentration due to loose caps.

 6.    Acetaminophen         Mislabeling                                     November 1999
       Suppositories

 7.    Triple Antibiotic     Mislabeling                               Initiated October 29, 2004
       Ointment


5.       EU (Denmark) Compliance Statement re. Inspection of Agis,
         November 2003.

6.       Agis received the following FOA Form 483's:

         o        FDA 483 Form - re. Inspection of Clay-Park, dated August 10,
                  2000

         o        FDA 483 Form - re. Inspection of Clay-Park, dated August 30,
                  2000

         o        FDA 483 Form - re. Inspection of Clay-Park, dated September
                  21, 2000

         o        FDA 483 Form - re. Inspection of Clay-Park, dated October 26,
                  2001

         o        FDA 483 Form - re. Inspection of Clay-Park, dated November 28,
                  2001

         o        FDA 483 Form - re. Inspection of Clay-Park, dated July 10,
                  2003

         o        FDA 483 Form - re. Inspection of Chemagis Ltd. in September
                  2003

         o        FDA 483 Form - re. Inspection of Agis, dated September 4, 2003


The above 483 citations have either been fully resolved or are not expected to create a Material Adverse Event.

                                  SCHEDULE 6.01

                              EXISTING INDEBTEDNESS

1. Loan Agreement, dated December 3, 2003, between Agis and Bank Leumi Trust Company (Debentures). Amount is NIS 180 Million, due between 2007-2009. To be guaranteed by Perrigo Company.

2. Loan Agreement of Clay-Park Labs, Inc. with Bank Leumi USA; $15 Million U.S. revolver facility expiring March 2007 ($10 Million US is outstanding).

3. Loan Agreement of Clay Park Labs, Inc. with Bank Hapoalim B.M.; $20,000,000 U.S. revolver facility expiring June 2005 ($14.5 Million US is outstanding).

4. Loan Agreement of Chemagis GmbH (Germany) with Citibank Tel Aviv; 7 Million Euro bank loan due November 24, 2005.

5. Guarantee to Citibank N.A. Tel-Aviv dated November 21, 2004, by Agis for the benefit of Chemagis (Germany) GmbH.

6. Promissory Note (Grid), dated March 24, 2004, between Clay-Park Labs Inc. and Bank Leumi USA.

7. Perrigo's Quimica y Farmacia subsidiary has a credit line of 35 million (Mexican Pesos) with Comerica Bank dated December 1, 2004 with an expiration date of January 2, 2006 having a current balance of 20 million (Mexican Pesos) at an interest rate of 10.65% with an expiration date of April 19, 2005; and a credit line of 28 million (Mexican Pesos) with JP Morgan established in 1997, guaranteed by the Perrigo Company with a current balance of 28 million (Mexican Pesos) at an interest rate of 10.8% with an expiration date of April 30, 2005.

8. Perrigo's Wrafton Laboratories subsidiary has a loan with HSBC, 10 High Street, Barnstaple, Devon EX31 1BQ United Kingdom. The amount is for Pound Sterling1,500,000, at an interest rate of 0.7% above the base rate of 4.75% (5.45%). The loan is dated 19 January 2004, is payable on demand and guaranteed by the Perrigo Company.

                                  SCHEDULE 6.02

                                 EXISTING LIENS


1. Agis: (i) general floating lien (State of Israel), November 1997, (ii) lien on all fixed assets (State of Israel), August 1983.

2.       Chemagis Ltd.: general floating lien (State of Israel), April 1989.

3. Careline (Pharmagis) Ltd.: general floating liens (State of Israel), January 1986 and January 1990.

4. Agis Distribution and Marketing (1989) Ltd.: general floating lien on all proceeds from sales of Agis's products (Agis), June 1994


The liens in favor of the State of Israel were created for Agis participation in the Investment Center of the State of Israel.

                                  SCHEDULE 6.02

                         UCC/ LITIGATION SEARCH SCHEDULE


DEBTOR: PERRIGO COMPANY

      JURISDICTION                                                 INITIAL         AMENDMENTS
        AND INDEX             PERIODS                             FILE NO.        (WITH FILE NO.
        SEARCHED              COVERED        SECURED PARTY      AND FILE DATE     AND FILE DATE)        COLLATERAL DESCRIPTION
      ------------          ------------   ------------------   -------------     --------------   --------------------------------
      MICHIGAN SOS/         THRU 2/22/05       IBM CREDIT          D790098             N/A            LEASE ON COMPUTER EQUIPMENT
      UCC DIVISION                            CORPORATION          6/26/02
                                               IBM CREDIT          D829212             N/A            LEASE ON COMPUTER EQUIPMENT
                                              CORPORATION         10/17/01
                                            BASF CORPORATION       33877C              N/A           BASF OWNED VITAMIN INGREDIENT
                                                                   2/12/02                              PRODUCT ON CONSIGNMENT
                                               FORSYTHE/           34376C              N/A               LEASE ON COMPUTER AND
                                               MACARTHUR          02/27/02                           TELECOMMUNICATIONS EQUIPMENT
                                            ASSOCIATES, INC.
                                               USBANCORP           D951658             N/A                SPECIFIC EQUIPMENT
                                                                   9/03/02
                                              NOVEON, INC.      2004136712-2           N/A          CONSIGNMENT INVENTORY (NOVEON)
                                                                   7/7/04
     TENNESSEE SOS/         THRU 2/28/05    CUMBERLAND SWAN       993044744            N/A            ALL ACCOUNT, INVENTORY AND
      UCC DIVISION                           HOLDING, INC.        08/31/99                              DEBTOR'S PERSONAL CARE
                                                                                                      ACQUIRED, CREATED, HELD OR
                                               ASSIGNEE:                                                OWNED BY CUMBERLAN SWAN
                                            FOOTHILL CAPITAL                                                HOLDINGS, INC.
                                              CORPORATION
        MICHIGAN            THRU 3/15/05      [NO RECORD]            N/A               N/A                        N/A
  U.S. WESTERN DISTRICT
          COURT
       [LITIGATION
         SEARCH]
     ALLEGAN COUNTY,        THRU 3/14/05      [NO RECORD]            N/A               N/A                        N/A
        MICHIGAN
      CIRCUIT COURT
       [LITIGATION
         SEARCH]

DEBTOR:  L. PERRIGO COMPANY

      JURISDICTION                                               INITIAL         AMENDMENTS
        AND INDEX            PERIODS                             FILE NO.       (WITH FILE NO.
        SEARCHED             COVERED       SECURED PARTY      AND FILE DATE     AND FILE DATE)        COLLATERAL DESCRIPTION
      ------------         ------------  ------------------   -------------     --------------   --------------------------------
      MICHIGAN SOS/        THRU 3/2/05   ALPHA FINANCIAL           C309569                          EQUIPMENT LEASE
      UCC DIVISION                       GROUP, INC.              01/17/90

                                         ASSIGNEE:                                   C500861        ASSIGNMENT
                                         DELTA CAPITAL IV,                           07/22/91
                                         INC.
                                                                                     C500862        ASSIGNMENT
                                         ASSIGNEE:                                   07/22/91
                                         COMERICA BANK
                                                                                     C912282        CONTINUATION
                                                                                     12/02/94

                                                                                     D551788        CONTINUATION
                                                                                     08/09/99

                                                                                   2004157300-4     CONTINUATION
                                                                                     08/06/04
                                         GTE LEASING               D040395                          EQUIPMENT LEASE
                                         CORPORATION              12/06/95
                                                                                     D668246        CONTINUATION
                                                                                     06/23/00
                                         GTE LEASING               D048590                          EQUIPMENT LEASE
                                         CORPORATION              01/03/96
                                                                                     D676772        CONTINUATION
                                                                                     07/21/00
                                         GTE LEASING               D100235                          EQUIPMENT LEASE
                                         CORPORATION              05/24/96
                                                                                     D770512        CONTINUATION
                                                                                     05/03/01
                                         GTE LEASING               D289198                          EQUIPMENT LEASE
                                         CORPORATION              10/07/97
                                                                                     D896740        CONTINUATION
                                                                                     04/12/02

                                         [MICHIGAN DEPT.                           2004025270-0     [FILING OFFICER  STATEMENT RE:
                                           OF STATE]                                 12/05/02       ALTERATIONS DURING MIGRATION
                                                                                                    FROM LEGACY SYSTEM]
                                         GTE LEASING               D302537                          EQUIPMENT LEASE
                                         CORPORATION              11/07/97

                                                                                     D931087        CONTINUATION
                                                                                     07/03/02

                                         [MICHIGAN DEPT.                           2004025270-0     [FILING OFFICER STATEMENT RE:
                                            OF STATE]                                12/05/02       ALTERATIONS DURING MIGRATION
                                                                                                    FROM LEGACY SYSTEM]
                                         GTE LEASING               D317060                          EQUIPMENT LEASE
                                         CORPORATION              12/18/97
                                                                                     D933159        CONTINUATION
                                                                                     07/10/02

                                                                                     D933897        AMEND DEBTOR NAME TO:
                                                                                     07/11/02       CUMBERLAND SWAN HOLDINGS, INC.

                                         GTE LEASING               D342278                          EQUIPMENT LEASE
                                         CORPORATION              02/23/98
                                                                                   2002030480-8     CONTINUATION
                                                                                     12/03/02
                                         GTE LEASING               D381074                          EQUIPMENT LEASE
                                         CORPORATION              06/01/98
                                                                                   2003002561-8     CONTINUATION
                                                                                     01/03/03
                                         GTE LEASING               D406256                          EQUIPMENT LEASE
                                         CORPORATION              08/03/98
                                                                                   2003027099-6     CONTINUATION
                                                                                     02/10/03
                                         GTE LEASING               D630880                          EQUIPMENT LEASE
                                         CORPORATION              03/15/00
                                         GTE LEASING               D630881                          EQUIPMENT LEASE
                                         CORPORATION              03/15/00
                                         DATA SALES COMPANY,       D634415                          EQUIPMENT LEASE
                                         INC.                     03/24/00
                                         GTE LEASING               D658199                          EQUIPMENT LEASE
                                         CORPORATION              05/25/00
                                         GTE LEASING               D664279                          EQUIPMENT LEASE
                                         CORPORATION              06/13/00
                                                                                   2004025270-0     [FILING OFFICER STATEMENT RE:
                                         [MICHIGAN DEPT.                             12/05/02       ALTERATIONS DURING MIGRATION
                                           OF STATE]                                                FROM LEGACY SYSTEM]

                                         DATA SALES CO., INC.      D665971                          EQUIPMENT LEASE
                                                                  06/19/00
                                         GTE LEASING               D680907                          EQUIPMENT LEASE
                                         CORPORATION              08/03/00
                                         GTE LEASING               D688511                          EQUIPMENT LEASE
                                         CORPORATION              08/28/00
                                         VERIZON CREDIT INC.       D704304                          ADDITIONS TO TIGER MARK TRADE
                                                                  10/16/00                          SHOW DISPLAY BOOTH

                                         VERIZON CREDIT INC.       D704315                          EQUIPMENT LEASE
                                                                  10/16/00
                                         [MICHIGAN DEPT.                           2004025270-0     [FILING OFFICER STATEMENT RE:
                                            OF STATE]                                12/05/02       ALTERATIONS DURING MIGRATION
                                                                                                    FROM LEGACY SYSTEM]

                                         GTE LEASING               D704316                          EQUIPMENT LEASE
                                         CORPORATION              10/16/00
                                                                                   2004025270-0
                                         [MICHIGAN DEPT.                             12/05/02       [FILING OFFICER STATEMENT RE:
                                           OF STATE]                                                ALTERATIONS DURING MIGRATION
                                                                                                    FROM LEGACY SYSTEM]
                                         GTE LEASING               D709112                          EQUIPMENT LEASE
                                         CORPORATION              10/30/00
                                                                                   2004025270-0
                                         [MICHIGAN DEPT.                             12/05/02       [FILING OFFICER STATEMENT RE:
                                           OF STATE]                                                ALTERATIONS DURING MIGRATION
                                                                                                    FROM LEGACY SYSTEM]
                                         DATA SALES CO., INC.      D712096                          EQUIPMENT LEASE
                                                                  11/07/00
                                         DATA SALES CO., INC.      D719668                          EQUIPMENT LEASE
                                                                  12/04/00
                                         DATA SALES CO., INC.      D728200                          EQUIPMENT LEASE
                                                                  01/02/01
                                         [MICHIGAN DEPT.                           2004025270-0
                                           OF STATE]                                 12/05/02       [FILING OFFICER STATEMENT RE:
                                                                                                    ALTERATIONS DURING MIGRATION
                                                                                                    FROM LEGACY SYSTEM]

                                         DATA SALES CO., INC.      D756337                          EQUIPMENT LEASE
                                                                  03/26/01
                                         VERIZON CREDIT INC.       D781259                          EQUIPMENT LEASE
                                                                  06/01/01
                                         VERIZON CREDIT INC.       D781462                          EQUIPMENT LEASE
                                                                  06/04/01
                                         VERIZON CREDIT INC.       D782985                          EQUIPMENT LEASE
                                         F/K/A GTE LEASING        06/06/01
                                         CORPORATION
                                         DATA SALES CO., INC.      D806857                          EQUIPMENT LEASE
                                                                  08/14/01
                                         CROWN CREDIT COMPANY      D815057                          CROWN LIFT TRUCKS
                                                                  09/07/01
                                         CROWN CREDIT COMPANY      D815058                          CROWN LIFT TRUCKS
                                                                  09/07/01
                                         CROWN CREDIT COMPANY      D815059                          CROWN LIFT TRUCKS
                                                                  09/07/01
                                         CROWN CREDIT COMPANY      D815060                          CROWN LIFT TRUCKS
                                                                  09/07/01
                                         CROWN CREDIT COMPANY      D834565                          CROWN LIFT TRUCKS
                                                                  11/01/01
                                         CROWN CREDIT COMPANY      D834566                          CROWN LIFT TRUCKS
                                                                  11/01/01
                                         DATA SALES CO., INC.      D843253                          EQUIPMENT LEASE
                                                                  11/26/01



                                         VERIZON CREDIT INC.       D847110                          IN LIEU STATEMENT RELATING TO
                                                                  12/05/01                          EQUIPMENT LEASE

                                         [MICHIGAN DEPT.                           2004025270-0     [FILING OFFICER STATEMENT RE:
                                           OF STATE]                                 12/05/02       ALTERATIONS DURING MIGRATION
                                                                                                    FROM LEGACY SYSTEM]
                                         CROWN CREDIT COMPANY      D860622                          CROWN LIFT TRUCKS
                                                                  01/09/02
                                         DATA SALES CO., INC.      D882708                          EQUIPMENT LEASE
                                                                  03/11/02
                                         ASSIGNEE: MERCHANTS                         D919830        ASSIGNMENT
                                         CAPITAL RESOURCES                           06/06/02
                                         CROWN CREDIT COMPANY      D889404                          CROWN LIFT TRUCKS
                                                                  03/27/02
                                         DATA SALES CO., INC.      D953167                          EQUIPMENT LEASE
                                                                  09/09/02
                                         ASSIGNEE:                                 2002041674-2     ASSIGNMENT
                                         FIRSTMERIT BANK,                            12/20/02
                                         N.A.
                                                                                   2003017526-1     PARTIAL RELEASE
                                                                                     01/27/03

                                                                                   2003099789-5     [FILING OFFICER CORRECTION]
                                                                                     05/23/03
                                         DATA SALES CO., INC.      D965129                          EQUIPMENT LEASE
                                                                  10/14/02
                                         ASSIGNEE:                                 2002041671-6     ASSIGNMENT
                                         FIRSTMERIT BANK,                            12/20/02
                                         N.A.
                                                                                   2003017527-3     PARTIAL RELEASE
                                                                                     01/27/03
                                         DATA SALES CO., INC.   2002007552-2                        EQUIPMENT LEASE
                                                                  10/28/02

                                         DATA SALES CO., INC.   2002017453-4                        EQUIPMENT LEASE
                                                                  11/08/02
                                         DATA SALES CO., INC.   2002028124-0                        EQUIPMENT LEASE
                                                                  11/27/02
                                         CROWN CREDIT COMPANY   2003022483-6                        CROWN LIFT TRUCKS
                                                                  02/03/03
                                         CROWN CREDIT COMPANY   2003055686-5                        CROWN LIFT TRUCKS
                                                                  03/24/03
                                         DATA SALES CO., INC.   2003055687-7                        EQUIPMENT LEASE
                                                                  03/24/03
                                         CROWN CREDIT COMPANY   2003062388-2                        CROWN LIFT TRUCKS
                                                                  04/02/03
                                         CROWN CREDIT COMPANY   2003077751-0                        CROWN LIFT TRUCKS
                                                                  04/23/03
                                         DATA SALES CO., INC.   2003080535-7                        EQUIPMENT LEASE
                                                                  04/28/03
                                         CROWN CREDIT COMPANY   2003105858-1                        CROWN LIFT TRUCKS
                                                                  06/03/03
                                         CROWN CREDIT COMPANY   2003150167-1                        CROWN LIFT TRUCKS
                                                                  08/05/03
                                         CROWN CREDIT COMPANY   2003150168-3                        CROWN LIFT TRUCKS
                                                                  08/05/03
                                         CROWN CREDIT COMPANY   2003150169-5                        CROWN LIFT TRUCKS
                                                                  08/05/03
                                         CROWN CREDIT COMPANY   2003150170-8                        CROWN LIFT TRUCKS
                                                                  08/05/03
                                         CROWN CREDIT COMPANY   2003150171-0                        CROWN LIFT TRUCKS
                                                                  08/05/03
                                         CROWN CREDIT COMPANY   2003150172-2                        CROWN LIFT TRUCKS
                                                                  08/05/03

                                         CROWN CREDIT COMPANY   2003150175-8                        CROWN LIFT TRUCKS
                                                                  08/05/03
                                         CROWN CREDIT COMPANY   2003150191-2                        CROWN LIFT TRUCKS
                                                                  08/05/03
                                         CROWN CREDIT COMPANY   2003160608-9                        CROWN LIFT TRUCKS
                                                                  08/21/03
                                         CROWN CREDIT COMPANY   2003160619-2                        CROWN LIFT TRUCKS
                                                                  08/21/03
                                         DATA SALES CO., INC.   2003189828-8                        CROWN LIFT TRUCKS
                                                                  10/06/03
                                         NMHG FINANCIAL         2003199489-0                        EQUIPMENT LEASE
                                         SERVICES, INC.           10/20/03
                                         VERIZON CREDIT INC.    2003210386-8                        IN LIEU STATEMENT RELATING TO
                                                                  11/03/03                          EQUIPMENT LEASE
                                         DATA SALES CO., INC.   2003223100-9                        EQUIPMENT LEASE
                                                                  11/20/03
                                         CROWN CREDIT COMPANY   2004020174-1                        CROWN LIFT TRUCKS
                                                                  01/29/04
                                         CROWN CREDIT COMPANY   2004020179-1                        CROWN LIFT TRUCKS
                                                                  01/29/04
                                         CROWN CREDIT COMPANY   2004020206-0                        CROWN LIFT TRUCKS
                                                                  01/29/04
                                         CROWN CREDIT COMPANY   2004020207-2                        CROWN LIFT TRUCKS
                                                                  01/29/04
                                         CROWN CREDIT COMPANY   2004020208-4                        CROWN LIFT TRUCKS
                                                                  01/29/04
                                         CROWN CREDIT COMPANY   2004020209-6                        CROWN LIFT TRUCKS
                                                                  01/29/04
                                         CROWN CREDIT COMPANY   2004020210-9                        CROWN LIFT TRUCKS
                                                                  01/29/04

                                         CROWN CREDIT COMPANY   2004064128-6                        CROWN LIFT TRUCKS
                                                                  03/29/04
                                         CROWN CREDIT COMPANY   2004064152-7                        CROWN LIFT TRUCKS
                                                                  03/29/04
                                         CROWN CREDIT COMPANY   2004069697-6                        CROWN LIFT TRUCKS
                                                                  04/06/04
                                         CROWN CREDIT COMPANY   2004080001-8                        CROWN LIFT TRUCKS
                                                                  04/19/04
                                         CROWN CREDIT COMPANY   2004080008-2                        CROWN LIFT TRUCKS
                                                                  04/19/04
                                         CROWN CREDIT COMPANY   2004080009-4                        CROWN LIFT TRUCKS
                                                                  04/19/04
                                         CROWN CREDIT COMPANY   2004080010-7                        CROWN LIFT TRUCKS
                                                                  04/19/04
                                         CROWN CREDIT COMPANY   2004080012-1                        CROWN LIFT TRUCKS
                                                                  04/19/04
                                         CROWN CREDIT COMPANY   2004080026-0                        CROWN LIFT TRUCKS
                                                                  04/19/04
                                         CROWN CREDIT COMPANY   2004080027-2                        CROWN LIFT TRUCKS
                                                                  04/19/04
                                         CROWN CREDIT COMPANY   2004080028-4                        CROWN LIFT TRUCKS
                                                                  04/19/04
                                         CROWN CREDIT COMPANY   2004080029-6                        CROWN LIFT TRUCKS
                                                                  04/19/04
                                         CROWN CREDIT COMPANY   2004080030-9                        CROWN LIFT TRUCKS
                                                                  04/19/04
                                         CROWN CREDIT COMPANY   2004080031-1                        CROWN LIFT TRUCKS
                                                                  04/19/04
                                         DATA SALES CO., INC.   2004103711-1                        EQUIPMENT LEASE
                                                                  05/20/04
                                         CROWN CREDIT COMPANY   2004127249-8                        EQUIPMENT LEASE
                                                                  06/23/04
                                         DE LAGE LANDEN         2004132126-5                        EQUIPMENT LEASE
                                         FINANCIAL SERVICES       06/29/04
                                         ERVIN LEASEING         2004133885-4                        EQUIPMENT LEASE
                                         COMPANY                  07/01/04
                                         DATA SALES CO., INC.   2004180343-3                        EQUIPMENT LEASE
                                                                  09/13/04
                                         DATA SALES CO., INC.   2004199626-4                        EQUIPMENT LEASE
                                                                  10/11/04
                                         ERVIN LEASING          2004209966-7                        EQUIPMENT LEASE
                                         COMPANY                  10/27/04
                                         DATA SALES CO., INC.   2004249616-4                        EQUIPMENT LEASE
                                                                  12/27/04
                                         ERVIN LEASING          2005001964-5                        EQUIPMENT LEASE
                                         COMPANY                  01/04/05
                                         ERVIN LEASING          2005001973-4                        EQUIPMENT LEASE
                                         COMPANY                  01/04/05
                                         DATA SALES CO., INC.   2005028518-1                        EQUIPMENT LEASE
                                                                  02/11/05
                                         DATA SALES CO., INC.   2005033829-7                        EQUIPMENT LEASE
                                                                  02/22/05
        MICHIGAN           THRU 3/15/05      [NO RECORD]             N/A               N/A                        N/A
  U.S. WESTERN DISTRICT
          COURT
       [LITIGATION
         SEARCH]
     ALLEGAN COUNTY,       THRU 3/14/05      [NO RECORD]             N/A               N/A                        N/A
        MICHIGAN
      CIRCUIT COURT
       [LITIGATION
         SEARCH]

DEBTOR:  PERRIGO COMPANY OF SOUTH CARLONIA

      JURISDICTION                                               INITIAL          AMENDMENTS
        AND INDEX            PERIODS                             FILE NO.        (WITH FILE NO.
        SEARCHED             COVERED       SECURED PARTY      AND FILE DATE     AND FILE DATE)        COLLATERAL DESCRIPTION
      ------------         ------------  ------------------   -------------     --------------   --------------------------------
      MICHIGAN SOS/         THRU 2/22/05    RAYMOND LEASING        D917180             N/A          SPECIFIC EQUIPMENT
      UCC DIVISION                            CORPORATION          5/31/02
        MICHIGAN            THRU 3/15/05      [NO RECORD]            N/A               N/A                        N/A
  U.S. WESTERN DISTRICT
          COURT
       [LITIGATION
         SEARCH]
     ALLEGAN COUNTY,        THRU 3/14/05      [NO RECORD]            N/A               N/A                        N/A
        MICHIGAN
      CIRCUIT COURT
       [LITIGATION
         SEARCH]



DEBTOR:  PERRIGO PHARMACEUTICALS COMPANY

      JURISDICTION                                               INITIAL          AMENDMENTS
        AND INDEX            PERIODS                             FILE NO.        (WITH FILE NO.
        SEARCHED             COVERED       SECURED PARTY      AND FILE DATE     AND FILE DATE)        COLLATERAL DESCRIPTION
      ------------         ------------  ------------------   -------------     --------------   --------------------------------
      MICHIGAN SOS/         THRU 2/22/05      [NO RECORD]            N/A               N/A          N/A
      UCC DIVISION
        MICHIGAN            THRU 3/15/05      [NO RECORD]            N/A               N/A                        N/A
  U.S. WESTERN DISTRICT
          COURT
       [LITIGATION
         SEARCH]
     ALLEGAN COUNTY,        THRU 3/14/05      [NO RECORD]            N/A               N/A                        N/A
        MICHIGAN
      CIRCUIT COURT
       [LITIGATION
         SEARCH]

DEBTOR:  PERRIGO INTERNATIONAL, INC.

      JURISDICTION                                               INITIAL          AMENDMENTS
        AND INDEX            PERIODS                             FILE NO.        (WITH FILE NO.
        SEARCHED             COVERED       SECURED PARTY      AND FILE DATE     AND FILE DATE)        COLLATERAL DESCRIPTION
      ------------         ------------  ------------------   -------------     --------------   --------------------------------
      MICHIGAN SOS/         THRU 2/22/05      [NO RECORD]            N/A               N/A                        N/A
      UCC DIVISION
        MICHIGAN            THRU 3/15/05      [NO RECORD]            N/A               N/A                        N/A
  U.S. WESTERN DISTRICT
          COURT
       [LITIGATION
         SEARCH]
     ALLEGAN COUNTY,        THRU 3/14/05      [NO RECORD]            N/A               N/A                        N/A
        MICHIGAN
      CIRCUIT COURT
       [LITIGATION
         SEARCH]

DEBTOR: PERRIGO INTERNATIONAL HOLDINGS, INC.

      JURISDICTION                                               INITIAL          AMENDMENTS
        AND INDEX            PERIODS                             FILE NO.        (WITH FILE NO.
        SEARCHED             COVERED       SECURED PARTY      AND FILE DATE     AND FILE DATE)        COLLATERAL DESCRIPTION
      ------------         ------------  ------------------   -------------     --------------   --------------------------------
      MICHIGAN SOS/         THRU 2/22/05   NO LIENS OF RECORD        N/A               N/A                        N/A
      UCC DIVISION
        MICHIGAN            THRU 3/15/05      [NO RECORD]            N/A               N/A                        N/A
  U.S. WESTERN DISTRICT
          COURT
       [LITIGATION
         SEARCH]
     ALLEGAN COUNTY,        THRU 3/14/05      [NO RECORD]            N/A               N/A                        N/A
        MICHIGAN
      CIRCUIT COURT
       [LITIGATION
         SEARCH]


DEBTOR: PERRIGO SALES CORPORATION

      JURISDICTION                                               INITIAL          AMENDMENTS
        AND INDEX            PERIODS                             FILE NO.        (WITH FILE NO.
        SEARCHED             COVERED       SECURED PARTY      AND FILE DATE     AND FILE DATE)        COLLATERAL DESCRIPTION
      ------------         ------------  ------------------   -------------     --------------   --------------------------------
      MICHIGAN SOS/         THRU 2/22/05   NO LIENS OF RECORD        N/A               N/A                        N/A
      UCC DIVISION
        MICHIGAN            THRU 3/15/05      [NO RECORD]            N/A               N/A                        N/A
  U.S. WESTERN DISTRICT
          COURT
       [LITIGATION
         SEARCH]
     ALLEGAN COUNTY,        THRU 3/14/05      [NO RECORD]            N/A               N/A                        N/A
        MICHIGAN
      CIRCUIT COURT
       [LITIGATION
         SEARCH]



DEBTOR: PERRIGO RESEARCH & DEVELOPMENT COMPANY

      JURISDICTION                                               INITIAL          AMENDMENTS
        AND INDEX            PERIODS                             FILE NO.        (WITH FILE NO.
        SEARCHED             COVERED       SECURED PARTY      AND FILE DATE     AND FILE DATE)        COLLATERAL DESCRIPTION
      ------------         ------------  ------------------   -------------     --------------   --------------------------------
      MICHIGAN SOS/         THRU 2/22/05   NO LIENS OF RECORD        N/A               N/A                        N/A
      UCC DIVISION
        MICHIGAN            THRU 3/15/05      [NO RECORD]            N/A               N/A                        N/A
  U.S. WESTERN DISTRICT
          COURT
       [LITIGATION
         SEARCH]

     ALLEGAN COUNTY,        THRU 3/14/05      [NO RECORD]            N/A               N/A                        N/A
        MICHIGAN
      CIRCUIT COURT
       [LITIGATION
         SEARCH]

DEBTOR: PERRIGO COMPANY OF TENNESSEE

      JURISDICTION                                               INITIAL          AMENDMENTS
        AND INDEX            PERIODS                             FILE NO.        (WITH FILE NO.
        SEARCHED             COVERED       SECURED PARTY      AND FILE DATE     AND FILE DATE)        COLLATERAL DESCRIPTION
      ------------         ------------  ------------------   -------------     --------------   --------------------------------
      MICHIGAN SOS/         THRU 2/22/05   NO LIENS OF RECORD        N/A               N/A                        N/A
      UCC DIVISION
     TENNESSEE SOS/         THRU 2/28/05   CUMBERLAND SWAN        993044743            N/A          ALL ACCOUNT, INVENTORY AND
      UCC DIVISION                         HOLDING, INC.          08/31/99                          DEBTOR'S PERSONAL CARE
                                                                                                    ACQUIRED, CREATED, HELD OR
                                           ASSIGNEE:                                                OWNED BY CUMBERLAN SWAN
                                           FOOTHILL CAPITAL                                         HOLDINGS, INC.
                                           CORPORATION
        MICHIGAN            THRU 3/15/05      [NO RECORD]            N/A               N/A                        N/A
  U.S. WESTERN DISTRICT
          COURT
       [LITIGATION
         SEARCH]
     ALLEGAN COUNTY,        THRU 3/14/05      [NO RECORD]            N/A               N/A                        N/A
        MICHIGAN
      CIRCUIT COURT
       [LITIGATION
         SEARCH]



DEBTOR:  CLAY-PARK LABS INC.

      JURISDICTION                                               INITIAL          AMENDMENTS
        AND INDEX            PERIODS                             FILE NO.        (WITH FILE NO.
        SEARCHED             COVERED       SECURED PARTY      AND FILE DATE     AND FILE DATE)        COLLATERAL DESCRIPTION
      ------------         ------------  ------------------   -------------     --------------   --------------------------------
      DELAWARE SOS/         THRU 2/22/05   IBM CREDIT             10803168             N/A          EQUIPMENT LEASE
      UCC DIVISION                         CORPORATION            07/26/01
                                           IBM CREDIT             10810866             N/A          EQUIPMENT LEASE
                                           CORPORATION            07/27/01

                                           RAYMOND LEASING        11123830             N/A          SPECIFIC EQUIPMENT
                                           CORPORATION            09/07/01

                                           RAYMOND LEASING        11279756             N/A          SPECIFIC EQUIPMENT
                                           CORPORATION            10/01/01
                                           CROWN CREDIT           22044273             N/A          SPECIFIC EQUIPMENT
                                           COMPANY                08/05/02
                                           LRC NORTH              22615916             N/A          PURCHASE MONEY SECURITY
                                           AMERICA, INC.          10/17/02                          INTEREST

                                           SSL AMERICAS, INC.
                                           WATERS FINANCIAL       23135583             N/A          EQUIPMENT LEASE
                                           SERVICES               12/02/02
                                           WATERS FINANCIAL       30574643             N/A          EQUIPMENT LEASE
                                           SERVICES               03/10/03
                                           RAYMOND LEASING        40752867             N/A          SPECIFIC EQUIPMENT
                                           CORPORATION            03/17/04
      NEW YORK SOS/         THRU 3/4/05    IBM CREDIT              176859              N/A          EQUIPMENT LEASE
      UCC DIVISION                         CORPORATION            09/12/00
                                           CITICORP VENDOR         230612              N/A          EQUIPMENT LEASE
                                           FINANCE, INC.          11/30/00

                                           WOMACK MATERIAL         248946              N/A          SPECIFIC EQUIPMENT
                                           HANDLING SYSTEMS,      12/29/00
                                           INC.

                                           ASSIGNEE:
                                           RAYMOND LEASING
                                           CORPORATION
                                           WOMACK MATERIAL         049615              N/A          SPECIFIC EQUIPMENT
                                           HANDLING SYSTEMS,      03/14/01
                                           INC.

                                           ASSIGNEE:
                                           RAYMOND LEASING
                                           CORPORATION



                                           WOMACK MATERIAL         060459              N/A          SPECIFIC EQUIPMENT
                                           HANDLING SYSTEMS,      03/29/01
                                           INC.

                                           ASSIGNEE:
                                           RAYMOND LEASING
                                           CORPORATION
                                           WOMACK MATERIAL         071913              N/A          SPECIFIC EQUIPMENT
                                           HANDLING SYSTEMS,      04/13/01
                                           INC.

                                           ASSIGNEE:
                                           RAYMOND LEASING
                                           CORPORATION
                                           TENNANT FINANCIAL       115261              N/A          EQUIPMENT LEASE
                                           SERVICES               06/14/01


                                           IBM CREDIT              140218              N/A          EQUIPMENT LEASE
                                           CORPORATION            07/26/01
                                           IBM CREDIT              141130              N/A          EQUIPMENT LEASE
                                           CORPORATION            07/27/01
                                           ABB STRUCTURED          178009              N/A          EQUIPMENT LEASE
                                           FINANCE                08/01/02
                                           (AMERICAS) INC.
                                           CORONET FUNDING,    200304150815648                      EQUIPMENT LEASE
                                           INC.                   04/15/03

                                           ASSIGNOR:                             200307285217410    ASSIGNMENT
                                           GREATAMERICA                              07/28/03
                                           LEASING
                                           CORPORATION
                                           AMERICAN EXPRESS    200311135510713         N/A          EQUIPMENT LEASE
                                           BUSINESS FINANCE       11/13/03
                                           AMERICAN EXPRESS    200312091952148         N/A          EQUIPMENT LEASE
                                           BUSINESS FINANCE       12/09/03
                                           WELLS FARGO         200405100490402         N/A          SPECIFIC EQUIPMENT
                                           FINANCIAL LEASING      05/10/04
        MICHIGAN            THRU 3/15/05      [NO RECORD]            N/A               N/A                        N/A
  U.S. WESTERN DISTRICT
          COURT
       [LITIGATION
         SEARCH]
     ALLEGAN COUNTY,        THRU 3/14/05      [NO RECORD]            N/A               N/A                        N/A
        MICHIGAN
      CIRCUIT COURT
       [LITIGATION
         SEARCH]

                                  SCHEDULE 6.04

                                   INVESTMENTS


1.       Investment by Agis in InfraServ GmbH & Co. Wiesbaden KG. (7% ownership)

2. Meditor Pharmaceuticals Ltd. 18.95% ownership. In addition, Agis holds convertible debentures that can be converted into shares that will increase the holding 23.57% (with full dilution 21.45%).

3.       Investments by Agis in Danagis Ltd. (50% ownership interest)

4. Agis intends to negotiate and enter into a definitive agreement with Sanmar specialty Chemicals Ltd. pursuant to the Agreement in Principles of Joint Operations, dated October 27, 2004, by Chemagis Ltd. and Sanmar Specialty Chemicals Ltd. (Approximate investment amount -- $3.5 million; involving only products of Chemagis and its subsidiaries).

5. Agis intends to negotiate and enter into a definitive agreement with Agan Machteshim to acquire 100% of Luxemburg Pharmaceutical Ltd. or its activities. (Approximate investment amount -- $9 million.)

6. Agis may invest up to $250,000 in a joint venture between Natural-Formula (Asia) and Chindex for sale and marketing of Natural-Formula products in Asia pursuant to existing contractual arrangements between the parties.

7. Agis has investments totaling approximately 2,400,000 NIS in the IBI mutual fund.

8. Agis has investment totaling approximately 675,000 NIS in the stocks having the trading symbols of VRX and DSCO

9. Agis has investments totaling approximately 3,500,000 NIS in a discretionary managed portfolio with (the) Altshuler Shaharn (mutual fund).

10. Agis has investments totaling approximately 7,500,000 NIS with (in) Migdal Asset Management comprised of corporate and government bonds.

11. Agis has investments totaling approximately 31,300,000 NIS in a discretionary managed portfolio with Dash(S) Investments (mutual funds).

12. Agis has investments totaling approximately 4,500,000 NIS in the EMDA money market fund.

13. Agis has investments totaling approximately 10,000,000 NIS in the Psagot money market fund.

14. Agis has investment totaling approximately $7,6000,000 USD in a Merrill Lynch Fixed Income Investment Portfolio.

15. Agis has investments totaling approximately $7,600,000 USD in a Credit Suisse First Boston Fixed Income Investment Portfolio.

16.      Agis has time deposits totaling approximately $18,000,000 USD.

17. Agis, though its Careline (Pharmagis) Ltd. subsidiary, owns 80% of Pureline, Inc.

18. Perrigo has a 50% ownership interest in Zibo Xinhua-Perrigo Pharmaceutical Company, Ltd.

19.      Perrigo has a 30% ownership interest in Shandex Sales Group Ltd.

20.      Guaranty by Perrigo described in item #1 of Schedule 6.01.

                                  SCHEDULE 6.08

                              EXISTING RESTRICTIONS

1. None

EXHIBIT A - ASSIGNMENT AND ASSUMPTION

                            ASSIGNMENT AND ASSUMPTION

          This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

          For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.   Assignor:             ______________________________

2.   Assignee:             ______________________________
                           [and is an Affiliate/Approved Fund of _____________]

3.   U.S. Borrower(s):     ______________________________

4.   Administrative Agent: JPMorgan Chase Bank, N.A., as the
                           administrative agent under the Credit Agreement

5.   Credit Agreement:     The Credit Agreement dated as of March 16, 2005 among
                           Perrigo Company, certain Foreign Subsidiary Borrowers parties thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and Bank Leumi USA, as Syndication Agent

6.   Assigned Interest:

                      Aggregate Amount of
                    Commitment/Loans for all   Amount of Commitment/Loans   Percentage Assigned of
Facility Assigned            Lenders                    Assigned                Commitment/Loan
-----------------   ------------------------   --------------------------   ----------------------
                                $                           $                          %
                                $                           $                          %
                                $                           $                          %

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

                                        ASSIGNOR

                                        [NAME OF ASSIGNOR]


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                        ASSIGNEE

                                        [NAME OF ASSIGNEE]


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as
   Administrative Agent


By
   ----------------------------------
Title:
       ------------------------------


Consented to:

[NAME OF RELEVANT PARTY]


By
   ----------------------------------
Title:
       ------------------------------

                                                                         ANNEX 1

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

          1. Representations and Warranties.

          1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the U.S. Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the U.S. Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

          1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder,
(iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

          2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

          3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Michigan.

EXHIBIT B -- FOREIGN SUBSIDIARY BORROWER AGREEMENT

                      FOREIGN SUBSIDIARY BORROWER AGREEMENT

          THIS FOREIGN SUBSIDIARY BORROWER AGREEMENT (this "Agreement"), dated as of _____________, 20__, is entered into by _________________, a
________________ (the "New Foreign Subsidiary Borrower"), Perrigo Company (the "U.S. Borrower") and JPMorgan Chase Bank, N.A., as Administrative Agent, pursuant to the Credit Agreement (as amended or modified from time to time, the "Credit Agreement"), dated as of March 16, 2005, among the U.S. Borrower, the Foreign Subsidiary Borrowers party hereto, the Lenders party hereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank Leumi USA, as Syndication Agent, and _________ and ______________, as Documentation Agents.

                                   WITNESSETH:

          WHEREAS, the parties to this Foreign Subsidiary Borrower Agreement wish to designate the New Foreign Subsidiary Borrower as a Foreign Subsidiary Borrower under the Credit Agreement in the manner hereinafter set forth; and

          WHEREAS, this Foreign Subsidiary Borrower Agreement is entered into pursuant to the Credit Agreement;

          NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

          1. The New Foreign Subsidiary Borrower hereby acknowledges that it has received and reviewed a copy of the Credit Agreement and the other Loan Documents and unconditionally agrees to: (a) join the Credit Agreement and the other Loan Documents as a Foreign Subsidiary Borrower, (b) be bound by, and hereby ratifies and confirms, all covenants, agreements, consents, submissions, appointments, acknowledgments and other terms and provisions attributable to a Foreign Subsidiary Borrower in the Credit Agreement and the other Loan Documents; and (c) perform all obligations required of it as a Foreign Subsidiary Borrower by the Credit Agreement and the other Loan Documents.

          2. The New Foreign Subsidiary Borrower hereby represents and warrants to the Agents and the Lenders that:

     (a) The New Foreign Subsidiary Borrower is a Wholly-Owned Subsidiary of the U.S. Borrower and satisfies all conditions to becoming a Foreign Subsidiary Borrower under the Credit Agreement.

     (b) The representations and warranties with respect to it contained in, or made or deemed made by it in, the Credit Agreement and any other Loan Document are true and correct in all material respects on the date hereof.

     (c) The execution, delivery and performance by the New Foreign Subsidiary Borrower of this Agreement are within its corporate powers and have been duly authorized by all necessary corporate, stockholder and other action. This Agreement has been duly executed and delivered by the New Foreign Subsidiary Borrower and constitutes a legal, valid and binding obligation of the New Foreign Subsidiary Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     (d) The execution, delivery and performance by the New Foreign Subsidiary Borrower of this Agreement (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the New Foreign Subsidiary Borrower or any of its Subsidiaries or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the New Foreign Subsidiary Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the New Foreign Subsidiary Borrower or any of its Subsidiaries, and (iv) will not result in the creation or imposition of any Lien on any asset of the New Foreign Subsidiary Borrower or any of its Subsidiaries.

     (e) The address and jurisdiction of incorporation of the Foreign Subsidiary Borrower is set forth in Schedule A to this Agreement.

          3. The U.S. Borrower represents and warrants to the Agents and the Lenders that (a) no Default shall have occurred and be continuing hereunder as of the date hereof; and (b) the representations and warranties made by the Borrowers and contained in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of such date (other than those representations and warranties that by their terms speak as of a particular date, which representations and warranties shall be true and correct in all material respects as of such particular date).

          4. The U.S. Borrower and each other Guarantor agrees that its Guaranty shall remain in full force and effect after giving effect to this Foreign Subsidiary Borrower Agreement, including without limitation after including the New Foreign Subsidiary Borrower as a Foreign Subsidiary Borrower under the Credit Agreement and the execution and delivery of any Ancillary Facility Document.

          5. The New Foreign Subsidiary shall be entitled [to obtain Revolving Loans] [request the creation of Ancillary Facilities under Section 2.21 of the Credit Agreement]. [Attached hereto as Schedule B is the final Ancillary Facility Document.]

          6. The New Foreign Subsidiary Borrower shall not become a Foreign Subsidiary Borrower under the Credit Agreement until (a) this Agreement is signed by all parties hereto and by the Administrative Agent and where indicated below and (b) the Administrative Agent shall have received such documents (including legal opinions) and certificates as the Administrative Agent or its counsel may reasonably request relating to the formation, existence and good standing of the New Foreign Subsidiary Borrower, the authorization of Borrowings as they relate to the New Foreign Subsidiary Borrower and any other legal matters relating to the New Foreign Subsidiary Borrower and this Agreement, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

          7. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement. This Foreign Subsidiary Borrower Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. Except as expressly amended hereby, each Borrower agrees that the Credit Agreement and the other Loan Documents are ratified and confirmed and shall remain in full force and effect, and that it has no set off, counterclaim, or defense with respect to any of the foregoing. This Foreign Subsidiary Borrower Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Foreign Subsidiary Borrower Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Foreign Subsidiary Borrower

Agreement. This Foreign Subsidiary Borrower Agreement shall be governed by, and construed in accordance with, the law of the State of Michigan.

          8. [Other modifications to the Credit Agreement provisions reasonably requested by the Administrative Agent relating to laws, regulations and standard practice of the jurisdiction of the New Foreign Subsidiary Borrower].

          IN WITNESS WHEREOF, each of the undersigned has caused this Foreign Subsidiary Borrower Agreement to be duly executed and delivered as of the day and year set forth above.

                                        ________________________, as a Foreign
                                        Subsidiary Borrower


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        PERRIGO COMPANY


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        [EXISTING FOREIGN SUBSIDIARY BORROWERS]


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        [GUARANTORS]


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        Acknowledged and Consented to:

                                        JPMORGAN CHASE BANK, N.A.,
                                        as Administrative Agent


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   SCHEDULE A

                           ADMINISTRATIVE INFORMATION

Jurisdiction of organization:

Address:

                                   SCHEDULE B

                Final Ancillary Facility Document - if applicable

EXHIBIT C -- FOREIGN SUBSIDIARY BORROWER TERMINATION

                     FOREIGN SUBSIDIARY BORROWER TERMINATION

          THIS FOREIGN SUBSIDIARY BORROWER TERMINATION (this "Agreement"), dated as of _____________, 20__, is entered into by _________________, a
________________ (the "Foreign Subsidiary Borrower"), Perrigo Company (the "U.S. Borrower") and JPMorgan Chase Bank, N.A., as Administrative Agent, pursuant to the Credit Agreement (as amended or modified from time to time, the "Credit Agreement"), dated as of March 16, 2005, among the U.S. Borrower, the Foreign Subsidiary Borrowers party hereto, the Lenders party hereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank Leumi USA, as Syndication Agent, and the Documentation Agents party thereto.

                                   WITNESSETH:

          WHEREAS, the parties to this Agreement wish to remove the Foreign Subsidiary Borrower as a Foreign Subsidiary Borrower under the Credit Agreement in the manner hereinafter set forth; and

          WHEREAS, this Agreement is entered into pursuant to the Credit Agreement;

          NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

          1. The Foreign Subsidiary Borrower's ability to request or obtain Loans under the Credit Agreement is hereby irrevocably terminated. The Foreign Subsidiary Borrower shall no longer be considered a Foreign Subsidiary Borrower for purposes of requesting or obtaining Loans and, upon payment in full of all Obligations under the Credit Agreement and the other Loan Documents owing by the Foreign Subsidiary Borrower, the Foreign Subsidiary Borrower shall no longer be a party to the Credit Agreement.

          2. The Foreign Subsidiary Borrower and the U.S. Borrower agree, jointly and severally, that all Obligations under the Credit Agreement and the other Loan Documents owing by the Foreign Subsidiary Borrower shall be paid in full on the date hereof.

          3. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement. This Foreign Subsidiary Borrower Termination shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Foreign Subsidiary Borrower Termination may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Foreign Subsidiary Borrower Termination by telecopy shall be effective as delivery of a manually executed counterpart of this Foreign Subsidiary Borrower Termination. This Foreign Subsidiary Borrower Termination shall be governed by, and construed in accordance with, the law of the State of Michigan.

          IN WITNESS WHEREOF, each of the undersigned has caused this Foreign Subsidiary Borrower Termination to be duly executed and delivered as of the day and year set forth above.

                                        ________________________, as the Foreign
                                        Subsidiary Borrower


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        PERRIGO COMPANY


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        Acknowledged and Consented to:

                                        JPMORGAN CHASE BANK, N.A.,
                                        as Administrative Agent


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

EXHIBIT D -- LENDER ADDITION AND ACKNOWLEDGEMENT AGREEMENT

                  LENDER ADDITION AND ACKNOWLEDGEMENT AGREEMENT

                              Dated: ________, 20__

     Reference is made to the Credit Agreement (as amended or modified from time to time, the "Credit Agreement"), dated as of March 16, 2005, is among Perrigo Company, the Foreign Subsidiary Borrowers party hereto, the Lenders party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, Bank Leumi USA, as Syndication Agent, and the Documentation Agents party thereto. Capitalized terms which are defined in the Credit Agreement and which are used herein without definition shall have the same meanings herein as in the Credit Agreement.

     The Borrowers and _________________________________ (the "[New or Current]
Lender") agree as follows:

     1. Subject to Section 2.08 of the Credit Agreement and this Lender Addition and Acknowledgement Agreement, the Borrowers hereby increase the Aggregate Revolving Commitments from $__________ to $_____________ (such increase shall be in increments of $10,000,000 and shall not cause the Aggregate Revolving Commitment to exceed $325,000,000). This Lender Addition and Acknowledgement Agreement is entered into pursuant to, and authorized by, Section 2.08 of the Credit Agreement.

     2. The parties hereto acknowledge and agree that, as of the date hereof and after giving effect to this Lender Addition and Acknowledgment Agreement, the Aggregate Commitment and the Commitment of each Lender under the Credit Agreement, including without limitation, the [New or Current] Lender, are set forth on Schedule 2.01 hereto, and that Schedule 2.01 hereto replaces Schedule
2.01 to the Credit Agreement as of the Closing Date.

     3. [If requested by the Current Lender, the Current Lender attaches the notes delivered to it under the Credit Agreement and requests that the Borrowers exchange such notes for new notes in the amount of its revised Commitment][ If requested by the New Lender, the New Lender requests that the Borrowers issue notes in the amount of its Commitment.]

     4. The [New or Current] Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Lender Addition and Acknowledgment Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to execute and perform this Lender Addition and Acknowledgment Agreement and become a Lender,
(iii) from and after the Closing Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent specified herein, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Lender Addition and Acknowledgment Agreement on the basis of which it has made such analysis and decision independently and without reliance on any Agent or any other Lender, and (v) if it is a Foreign Lender, attached to this Lender Addition and Acknowledgment Agreement is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by it; and (b) agrees that (i) it will, independently and without reliance on any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

     5. The effective date for this Lender Addition and Acknowledgement Agreement shall be ______________ (the "Closing Date"). Following the execution of this Lender Addition and Acknowledgement Agreement, it will be delivered to the Administrative Agent for the consent of the Administrative Agent and acceptance and recording in the Register.

     6. Upon such consents, acceptance and recording, from and after the Closing Date, the [New or Current] Lender shall be a party to the Credit Agreement and the other Loan Documents to which Lenders are parties and to the extent provided in this Lender Addition and Acknowledgement Agreement, have the rights and obligations of a Lender under each such agreement.

     7. Upon such consents, acceptance and recording, from and after the Closing Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the [New or Current] Lender.

     8. The U.S. Borrower represents and warrants to the Agents and the Lenders that (a) no Default shall have occurred and be continuing hereunder as of the Closing Date; and (b) the representations and warranties made by the Borrowers and contained in Article III of the Credit Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date (other than those representations and warranties that by their terms speak as of a particular date, which representations and warranties shall be true and correct in all material respects as of such particular date).

     9. Except as expressly amended hereby, each Borrower agrees that the Credit Agreement and the other Loan Documents are ratified and confirmed and shall remain in full force and effect, and that it has no set off, counterclaim, or defense with respect to any of the foregoing.

     10. This Lender Addition and Acknowledgment Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Lender Addition and Acknowledgment Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Lender Addition and Acknowledgment Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Lender Addition and Acknowledgment Agreement. This Lender Addition and Acknowledgment Agreement shall be governed by, and construed in accordance with, the law of the State of Michigan.

                                        PERRIGO COMPANY


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        [ANY FOREIGN SUBSIDIARY BORROWERS]


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        [CURRENT LENDER OR NEW LENDER]


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        Acknowledged and Consented to:

                                        JPMORGAN CHASE BANK, N.A.,
                                        as Administrative Agent


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

EXHIBIT E -- FORM OF NOTE

                                      NOTE

                                                                     [Date]

     _______________________, a ___________________ (the "Borrower"), promises to pay to the order of ____________________________________ (the "Lender") the
aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Credit Agreement (as hereinafter defined), in immediately available funds at the office of JPMorgan Chase Bank, N.A.,, as Administrative Agent, designated in the Credit Agreement, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Credit Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in the amounts and at the times required under the Credit Agreement.

     The Lender shall, and is hereby authorized to record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

     This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of March 16, 2005 (the "Credit Agreement") by and among Perrigo Company, a Michigan corporation (the "U.S. Borrower"), the Foreign Subsidiary Borrowers from time to time party thereto (together with the U.S. Borrower, the "Borrowers"), the Lenders (together with their respective successors and assigns, the "Lenders"), JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the "Administrative Agent"), Bank Leumi USA, as Syndication Agent, and the Documentation Agents party thereto, to which Credit Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured and/or guaranteed as more specifically described in the Credit Agreement and other Loan Documents, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Credit Agreement.

                                        ----------------------------------------


                                        By:
                                            ------------------------------------
                                        Print Name:
                                                    ----------------------------
                                        Title:
                                               ---------------------------------

EXHIBIT F -- MANDATORY COST RATE

                               MANDATORY COST RATE

1.   Definitions.

     In this Exhibit F:

     "Act" means the Bank of England Act of 1998.

     The terms "Eligible Liabilities" and "Special Deposits" have the meanings ascribed to the them under or pursuant to the Act or by the Bank of England (as may be appropriate), on the day of the application of the formula set forth in this Exhibit F.

     "Fee Base" has the meaning ascribed to it for the purposes of, and shall be calculated in accordance with, the Fees Regulations.

     "Fees Regulations" means, as appropriate, either: (i) the Banking Supervision (Fees) Regulations 1998, or (ii) such regulations as from time to time may be in force, relating to the payment of fees for banking supervision in the United Kingdom.

     "FSA" means the Financial Services Authority.

2.   Calculation of the Mandatory cost Rate.

     The Mandatory Cost Rate is an incremental per annum addition to the interest rate charged with respect to each Eurocurrency Loan to compensate the Lenders for the cost attributable to such Eurocurrency Loan resulting from the imposition from time to time under or pursuant to the Act and/or by the Bank of England and/or the FSA (or other United Kingdom governmental authorities or agencies) of a requirement to place non-interest bearing or Special Deposits (whether interest bearing or not) with the Bank of England and/or pay fees to the FSA calculated by reference to the liabilities used to fund the relevant Eurocurrency Loan.

     The "Mandatory Cost Rate" is the rate determined by the Administrative Agent to be equal to the rate (rounded upward, if necessary, to the next higher 1/100 of 1%) resulting from the application of the following formula:

For Sterling:

          AB + C(B - D) + E x 0.01
          ------------------------
                100 - (A + C)

For other Agreed Currencies:

          E x 0.01
          --------
             300

where on the day of application of the formula,

     A is the percentage of Eligible Liabilities (in excess of any stated minimum) which the Administrative Agent is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England.

     B    is the Eurocurrency Base Rate applicable to the related Eurocurrency
          Loan.

     C is the level of interest-bearing Special Deposits, expressed as a percentage of Eligible Liabilities, which the Administrative Agent is required from time to time to maintain by the Bank of England (or other United Kingdom governmental authority or agency).

     D is the percentage rate per annum payable by the Bank of England to the Administrative Agent on Special Deposits.

     E is the rate payable by the Administrative Agent to the FSA pursuant to the Fees Regulations and expressed in pounds per 1,000,000 Sterling of the Fee Base of the Administrative Agent.

(A, B, C and D are to be expressed in the formula as numbers and not as percentages. A negative result obtained from subtracting D from B shall be counted as zero.)

The Mandatory Cost Rate attributable to a Eurocurrency Loan for any period shall be calculated at or about 11:00 a.m. (London time) on the first day of such period for the duration of such period.

The determination of the Mandatory Cost Rate by the Administrative Agent in relation to any period shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

EXHIBIT G-1

                    OPINION OF COUNSEL FOR THE U.S. BORROWER

                                                           [Effective Date]

                                  March 9, 2005

JPMorgan Chase Bank, N.A., as Administrative
Agent, and the Lenders party to the
Credit Agreement referred to below

Ladies and Gentlemen:

     We have acted as counsel for Perrigo Company, a Michigan Corporation (the "U.S. Borrower") and the Domestic Subsidiaries that are Guarantors in connection with the Credit Agreement dated as of the date hereof (the "Credit Agreement") among the U.S. Borrower, the Foreign Subsidiary Borrowers party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank Leumi USA, as Syndication Agent, and the Documentation Agents party thereto. This opinion is being rendered to you at the request of the U.S. Borrower pursuant to Section 4.01(b) of the Credit Agreement.

     For purposes of this opinion, we have examined an executed copy of the Credit Agreement and the Guaranty dated as of the date hereof executed by the Guarantors (together with the Credit Agreement, the "Credit Documents"). We have also examined such other documents and instruments concerning the U.S. Borrower and the Domestic Subsidiaries that are Guarantors (collectively, the "Obligors") and have made such further investigation as we have deemed necessary or appropriate in connection with this opinion. The law covered by the opinions expressed herein is limited to the federal law of the United States and the law of the state of Michigan.

     In forming the basis for our opinion as follows, we have assumed the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies. In rendering the opinions expressed in paragraph 2 below, we have further assumed that the Credit Documents constitute the respective legal, valid and binding obligations of all parties thereto other than the Obligors. We have relied, to the extent that we have deemed such reliance proper, upon factual representations made by the Obligors in the Credit Documents with respect to the accuracy of factual matters contained therein with respect to it and its Subsidiaries, which we have not independently established. Except as otherwise indicated in this opinion, capitalized terms are defined or used as set forth in the Credit Agreement. As used herein, the phrase "to the best of our knowledge" means inquiry of an executive officer of the Obligors and the actual knowledge of attorneys in our firm primarily responsible for the provision of legal services to the Obligors.

     Based upon and subject to the foregoing, we are of the opinion, as of the date hereof, that:

     1. Each Obligor (a) is a corporation duly organized, validly existing and in good standing under the laws of the state of Michigan, (b) has all requisite power and authority to carry on its business as now conducted, and (c) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

     2. The Credit Documents (a) have been duly authorized by proper corporate action on the part of each Obligor, (b) have been duly executed and delivered by each Obligor, and (c) constitute the valid and binding obligations of each Obligor, enforceable against each Obligor in accordance with their respective terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally, (ii) general principles of equity, and (iii) limitations imposed by applicable law on the enforceability of purported waivers of rights and defenses.

     3. The execution, delivery, and performance by each Obligor of the Credit Documents to which it is a party and compliance with the terms and provisions thereof do not and will not (a) violate any provision of the articles of incorporation or bylaws of each Obligor, (b) violate any applicable law, rule, or regulation, (c) to the best of our knowledge, violate any order, writ, injunction, or decree of any Michigan or federal Governmental Authority or arbitral award applicable to each Obligor, or (d) to the best of our knowledge, result in a breach of, constitute a default under, require any consent under, or result in the acceleration or require prepayment of any indebtedness pursuant to the terms of any agreement or instrument to which each Obligor is a party or by which it is bound, or result in the creation or imposition of any Lien or other encumbrance upon any property of each Obligor pursuant to the terms of any such agreement or instrument.

     4. To the best of our knowledge and except for the Disclosed Matters, there is no action, suit, or proceeding pending against or overtly threatened against or affecting, the U.S. Borrower or any of its Subsidiaries before any arbitrator or Governmental Authority in which an adverse decision could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity or enforceability of the Credit Documents.

     5. No authorization, consent, or approval of, or filing or registration with, any Michigan or federal Governmental Authority is required for the execution, delivery, or performance by each Obligor of the Credit Documents or for the validity or enforceability thereof against each Obligor.

     6. Neither the U.S. Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding" company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     7. Assuming that the Borrowers will comply with the provisions of the Credit Agreement relating to the use of proceeds, the making of Advances under the Credit Agreement will not violate the Regulations of the Board, including Regulations U and X. The Equity Interests of Agis are not Margin Stock.

     8. The provisions of the Collateral Documents are sufficient to create in favor of the Administrative Agent a valid security interest in all right, title and interest of Perrigo International, Inc. in the collateral described in the Collateral Documents to the extent a security interest may be created in such items and types of collateral under Article 9 of the UCC as in effect on the date hereof. Upon the due filing of the Uniform Commercial Code financing statements attached hereto as Exhibit A with the Secretary of State of the State of Michigan, the Administrative Agent will have a perfected security interest in all right, title and interest of Perrigo International, Inc. in those items and types of collateral described in the Collateral Documents in which a security interest may be perfected by the due filing of a financing statement in the State of Michigan under the UCC. Based on the assumption that the Administrative Agent has taken delivery and is retaining possession in Michigan of the stock certificates evidencing the Equity Interests described on Exhibit B (the "Pledged Stock"), together with the properly executed stock powers described on Exhibit C, and that the Administrative Agent has taken delivery of such Pledged Stock and stock powers and its security interest in good faith without notice of any adverse claim within the meaning of the UCC, there has been created under the Security Agreement, and there has been granted to the Administrative Agent, a valid and perfected security interest in the Pledged Stock, free of any adverse claims as defined in the UCC.

     Any permitted assignee of any Lender may also rely on this opinion; provided, however, that nothing herein shall be construed as requiring us to update or supplement this opinion.

                                        Very truly yours,


                                        ----------------------------------------

EXHIBIT G-2

             OPINION OF COUNSEL FOR THE FOREIGN SUBSIDIARY BORROWER

                                                           [Effective Date]

The Agents and the Lenders who are parties to the Credit Agreement described below.

Gentlemen/Ladies:

     We are counsel for [name of Foreign Subsidiary Borrower] (the "Foreign Subsidiary Borrower") organized under the laws of ________________ (the "Jurisdiction"), and have represented the Foreign Subsidiary Borrower in connection with a Credit Agreement dated as of _________, 2005 (the "Credit Agreement") by and among Perrigo Company, a Michigan corporation (the "Company"), the Subsidiary Borrowers from time to time party thereto (together with the Company, the "Borrowers"), the Lenders (together with their respective successors and assigns, the "Lenders"), JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the "Administrative Agent"), and Bank Leumi USA, as Syndication Agent, and in connection with the other Loan Documents executed in connection therewith and the Agis Acquisition. All capitalized terms used in this opinion and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

     We have examined the Foreign Subsidiary Borrower's [list organizational documents and evidence of due authorization], the Loan Documents to which the Foreign Subsidiary Borrower is a party and such other matters of fact and law which we deem necessary in order to render this opinion. Based upon the foregoing, it is our opinion that:

     1. The Foreign Subsidiary Borrower is duly organized, validly existing and in good standing under the laws of _______________ [specify the jurisdiction of its organization] (the "Jurisdiction").

     2. The Foreign Subsidiary Borrower has the power and authority, and the legal right, to make, deliver and perform its obligations under the Credit Agreement and the other Loan Documents to which it is a party and to borrow under the Credit Agreement. The Foreign Subsidiary Borrower has taken all necessary corporate action to authorize the performance of its obligations under the Credit Agreement and the other Loan Documents to which it is a party and to authorize the execution, delivery and performance of the Credit Agreement and the other Loan Documents to which it is a party.

     3. Except for consents, authorizations, approvals, notices and filings described on an attached schedule, all of which have been obtained, made or waived and are in full force and effect, no consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any governmental authority is required in connection with the borrowings by the Foreign Subsidiary Borrower under the Credit Agreement or with the execution, delivery, performance, validity or enforceability of the Credit Agreement or any other Loan Document.

     4. The Credit Agreement and each other Loan Document to which it is a party have been duly executed and delivered on behalf of the Foreign Subsidiary Borrower.

     5. The execution and delivery of the Credit Agreement and each other Loan Document to which it is a party by the Foreign Subsidiary Borrower, the performance of its obligations thereunder, the consummation of the transactions contemplated thereby, the compliance by the Foreign Subsidiary Borrower with any of the provisions thereof, the borrowings under the Credit Agreement and the use of proceeds thereof, all as provided therein, (a) will not violate, or constitute a default under, any law, rule, regulation or governmental order applicable to the Foreign Subsidiary Borrower and (b) will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such law, rule, regulation or governmental order.

     6. There are no taxes imposed by the Jurisdiction (a) based on or by virtue of the execution, delivery, enforcement or performance of the Credit Agreement or any other Loan Document to which it is a party or (b) on any payment to be made by any Obligor pursuant to the Credit Agreement or any other Loan Document to which it is a party.

     7. To ensure the legality, validity, enforceability or admissibility in evidence of the Credit Agreement and each other Loan Document to which it is a party, it is not necessary that the Credit Agreement or any other Loan Document or any other document be filed, registered or recorded with, or executed or notarized before, any court of other authority of the Jurisdiction or that any registration charge or stamp or similar tax be paid on or in respect of the Credit Agreement or any other Loan Document to which it is a party.

     8. The Credit Agreement and each other Loan Document to which it is a party are in proper legal form under the laws of the Jurisdiction for the enforcement thereof against the Foreign Subsidiary Borrower under the laws of the Jurisdiction.

     9. In any action or proceeding arising out of or relating to the Credit Agreement or any other Loan Document to which any Obligor is a party in any court in the Jurisdiction, such court would recognize and give effect to the choice of law provisions in the Credit Agreement and each other Loan Document to which it is a party.

     10. It is not necessary under the laws of the Jurisdiction (a) in order to enable the Agents and the Lenders or any of them to enforce their respective rights of the Credit Agreement and each other Loan Document to which it is a party or (b) by reason of the execution of the Credit Agreement or any other Loan Document to which any Obligor is a party or the performance of the Credit Agreement or any other Loan Document to which any Obligor is a party that any of them should be licensed, qualified or entitled to carry on business in the Jurisdiction.

     11. Neither any Agent nor any of the Lenders will be deemed to be resident, domiciled, carrying on business or subject to taxation in the Jurisdiction merely by reason of the execution of the Credit Agreement or any other Loan Document to which or any Obligor is a party is a party or the performance or enforcement of any thereof. The performance by the Agents and the Lenders or any of them of any action required or permitted under the Credit Agreement or any other Loan Document to which it is a party will not violate any law or regulation, or be contrary to the public policy, of the Jurisdiction.

     12. If any judgment of a competent court outside the Jurisdiction were rendered against any Obligor in connection with any action arising out of or relating to the Credit Agreement or any other Loan Document to which it is a party, such judgment would be recognized and could be sued upon in the courts of the Jurisdiction, and such courts could grant a judgment which would be enforceable against the Foreign Subsidiary Borrower in the Jurisdiction without any retrial unless it is shown that (a) the foreign court did not have jurisdiction in accordance with its jurisdictional rules, (b) the party against whom the judgment of such foreign court was obtained had no notice of the proceedings or (c) the judgment of such foreign court was obtained through collusion or fraud or was based upon clear mistake of fact or law.

     This opinion may be relied upon by the Agents, the Lenders and their participants, assignees and other transferees.

                                        Very truly yours,


                                        ----------------------------------------


                                       3